                                                                    EXHIBIT 99.1

                                SUPPORT AGREEMENT



THIS AGREEMENT is made the 24th day of January, 2005,

AMONG:

                  ACTIVANT SOLUTIONS INC., a corporation existing under the laws of the State of Delaware,

                  (hereinafter called "PARENT"),

                  - and -

                  ACTIVANT SOLUTIONS ACQUISITIONCO LTD., a corporation incorporated under the laws of Canada, and a subsidiary of Parent

                  (hereinafter called the "OFFEROR"),

                  - and -

                  SPEEDWARE CORPORATION INC., a corporation incorporated under the laws of Canada,

                  (hereinafter called the "COMPANY").


WHEREAS Parent, through the Offeror, desires to acquire all of the common shares in the capital of the Company (the "SHARES"), including all Shares issued upon
(i) the exercise of currently outstanding stock options ("OPTIONS") granted pursuant to the Company's 2003 Stock Option Plan and the Revised 2001 Stock Option Plan (collectively, the "STOCK OPTION PLANS"); and (ii) the exercise of the Warrants (as herein defined), and is prepared to make an offer by way of a take-over bid to purchase the Shares, on the terms and subject to the conditions contained herein;

AND WHEREAS the board of directors of the Company (the "BOARD OF DIRECTORS") has determined, after consultation with its legal advisors, and upon receiving the Fairness Opinion (defined below), and the unanimous recommendation of the independent committee of the Board of Directors, and after considering other relevant factors, that it would be advisable and in the best interests of the Company for the Board of Directors to cooperate with Parent and the Offeror and take all reasonable action to support the Offer and to unanimously recommend acceptance of the Offer to holders of the Shares (the "SHAREHOLDERS"), on the terms and subject to the conditions contained herein;

AND WHEREAS contemporaneously herewith, Parent and the Offeror have entered into a lock-up agreement (the "LOCK-UP AGREEMENT") with those Persons (as defined herein) enumerated in Schedule D (collectively, the "SELLERS") (which Sellers hold in the aggregate Shares representing approximately 48% of the outstanding Shares, in each case on a fully-diluted basis) pursuant to


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                                      -2-

which each of the Sellers have agreed to irrevocably deposit to the Offer (as defined herein) all Shares owned by the Sellers;

AND WHEREAS certain terms are defined in Schedule C to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the respective covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                    THE OFFER

1.1      THE OFFER

(a) The Company hereby represents and warrants to, and in favour of Parent and the Offeror, and acknowledges that Parent and the Offeror are relying on such representations and warranties in entering into this Agreement and making the Offer, that (i) the Board of Directors, after consultation with its legal advisors, and upon receiving the fairness opinion of GMP Securities Ltd. (the "FAIRNESS OPINION") and the unanimous recommendation of the independent committee of the Board of Directors, and after considering other relevant factors, has unanimously: (A) determined that the Offer, including the price per Share offered pursuant to the Offer, is fair from a financial point of view to the Shareholders and that this Agreement and the transactions contemplated hereby are in the best interests of the Company; (B) approved this Agreement and the transactions contemplated hereby; and
         (C) resolved to recommend that the Shareholders accept the Offer and deposit their Shares to the Offer; and (ii) the independent committee of the Board of Directors has determined, acting in good faith, that the value of any benefit that any related party of the Company who is an employee, director or consultant of the Company or a Subsidiary, including, without limitation, Polar Enterprise Partners Inc., Polar Enterprise Partners Limited Partnership, Polar Capital Corporation and Polar Capital Investments Inc., is entitled to receive, directly or indirectly, as a consequence of the Offer, net of any offsetting costs to such related party, is less than the prescribed amount set out in clause (c)(iv)(B)(II) of the definition of "collateral benefit" under Rule 61-501 (the "BENEFIT DETERMINATION"); provided that (X) in the case of the Company's Chief Executive Officer and of the President of ECS, the amount payable to each of them under the Severance Agreements or the Twining Amending Agreement, as the case may be, may exceed the prescribed amount; (Y) in the case of Polar Capital Corporation, the amount payable under the Management Termination Agreement may exceed the prescribed amount in respect of the 117,135 Shares beneficially owned by Polar Capital Corporation and Polar Corporation Investments Inc.; and (Z) in the case of an employee of the Company or any Subsidiary who, together with the associated entities of such employee, beneficially owns or exercises control or direction over less than one percent of the outstanding Shares (as determined under Ontario securities Laws), the amount payable to such employee under the Employment and Consulting Agreements may exceed the prescribed amount.

(b) Subject to the terms and conditions set forth below, the Offeror shall make an offer (the "OFFER") to purchase all of the Shares. The terms of the Offer shall include any


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                                      -3-


         amendments to, or extensions of, such Offer made in accordance with the terms of this Agreement, including, without limitation, removing or waiving any condition or extending the date by which Shares may be deposited. The Offeror shall offer to acquire the Shares for CDN$3.91 per Share, in cash.

(c) Subject to Subsection 1.1(h) and 1.2(d), the Offeror shall make, or cause to be made, the Offer to all Shareholders and mail the Offer and accompanying take-over bid circular (such circular, together with the Offer, being referred to herein as the "BID CIRCULAR") to each registered Shareholder, Option holder and Warrant holder not later than 11:59 p.m. (Toronto time) on the latest of (i) the fifth business day following the execution hereof; (ii) the second business day following the date upon which the last of the decisions or rulings referred to in
         Section 1.1(h)(vii) is obtained or, if the Offeror waives the condition set forth in Section 1.1(h)(vii), the second business day following the date of such waiver; and (iii) the second business day following the date the Reconciled Financial Statements have been delivered to Parent, or if the Offeror waives the condition set forth in Section 1.1(h)(viii), the second business day following the date of such waiver ("LATEST MAILING DATE"); provided, however, that if the mailing of the Bid Circular is delayed by reason of (A) an injunction or order made by a court or regulatory authority of competent jurisdiction or (B) the Offeror not having regulatory waiver, consent or approval which is necessary to permit the Offeror to mail the Offer then, provided that such injunction or order is being contested or appealed or such regulatory waiver, consent or approval is being actively sought, as applicable, then the Latest Mailing Date shall be extended to the second business day following the date on which such injunction or order ceases to be in effect or such waiver, consent or approval is obtained, as applicable.

(d) The Bid Circular shall be prepared in both the English and French languages and in accordance with this Agreement and applicable Securities Laws.

(e) Prior to the mailing of the Bid Circular, the Offeror shall provide the Company with an opportunity to review and comment on it, recognizing that whether or not such comments are appropriate to be included in the Bid Circular will be determined by the Offeror, acting reasonably.

(f) The Offer will be made in accordance with applicable Securities Laws and shall expire no earlier than 8:00 a.m. (Toronto time) on the 36th day after the day (the "MAILING DATE") that the Offer is mailed to Shareholders, Option holders and Warrant holders, subject to the right of the Offeror to extend the period during which Shares may be deposited under the Offer (as it may be extended, the "EXPIRY TIME"). The Offer shall be subject only to the conditions set forth in Schedule A annexed hereto.

(g) It is understood and agreed that the Offeror may, in its sole discretion, amend, supplement, modify or waive any term or condition of the Offer, provided that the Offeror will not, without the prior written consent of the Company, (i) increase the Minimum Tender Condition, (ii) decrease the consideration per Share, (iii) change the form of consideration payable under the Offer (other than to add additional consideration or the option of Shareholders to choose one or more alternative forms of consideration in addition to the form of consideration contemplated herein) or (iv) impose additional conditions to the Offer.
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                                      -4-


(h) The obligation of the Offeror to make the Offer by mailing the Bid Circular to Shareholders is conditional on the prior satisfaction of the following conditions, all of which conditions are included for the sole benefit of the Offeror and any or all of which may be waived by the Offeror in whole or in part in its sole discretion without prejudice to any other rights it may have under this Agreement or otherwise:

         (i) each of the Sellers shall have entered into the Lock-up Agreement, which shall be in full force and effect and none of them shall have failed in any material respect to fulfil any of their covenants, agreements, representations or warranties therein;

         (ii) each owner of Warrants who is not a Seller shall have provided to the Company (in the form acceptable to Parent):

                  (A) an irrevocable notice to exercise, prior to the Expiry Time, the Warrants beneficially owned by each of them; or

                  (B) an irrevocable notice to exercise such Warrants and an irrevocable direction to tender the Shares issuable thereunder to the Offer prior to the Expiry Time, conditional upon the take up of the Shares by the Offeror;

         (iii) the obligations of the Offeror hereunder shall not have been terminated pursuant to Section 6.1;

         (iv) no circumstance, fact, change, event or occurrence shall have occurred that would render it impossible for one or more of the conditions set out on Schedule A hereto to be satisfied;

         (v) the Board of Directors shall not have withdrawn, modified or changed any of the recommendations or determinations set forth in Section 1.1;

         (vi) no cease trade order, injunction or other prohibition at Law shall exist against the Offeror making the Offer or taking up or paying for Shares deposited under the Offer;

         (vii) the Offeror shall have received a ruling or decision from the relevant Canadian securities regulatory authorities which provides (A) that the terms of the Employment and Consulting Agreements are not contrary to Subsection 97(2) of the Securities Act (Ontario) and the equivalent provisions of the Securities Laws of the other provinces and territories of Canada, and (B) all of the 12,303,565 Shares in the aggregate held by Polar Enterprise Partners Limited Partnership and Polar Enterprise Partners Inc. (including Shares issuable upon the exercise of Options and Warrants) acquired by the Offeror under the Offer may be included as votes in favour of a subsequent business combination in determining whether minority approval has been obtained for the purposes of Rule 61-501 and Policy Q-27 or the Offeror shall have otherwise determined in its sole discretion that all such Shares may be so included;

         (viii) the Reconciled Financial Statements shall have been delivered to Parent;

         (ix) the Company shall have complied with its obligations under this Agreement;

         (x)      all representations and warranties of the Company:

                  (A) that are qualified by a reference to Material Adverse Effect shall be true and correct in all respects at the time of the mailing of the Offer; and

                  (B) that are not qualified by a reference to a Material Adverse Effect shall be true and correct in all respects at the time of the mailing of the Offer unless the failure to be true or correct (x) has not had or would not reasonably be expected to have, a Material Adverse Effect (and, for this purpose, any reference to "material" or other concepts of materiality in such representations and warranties shall be ignored); or (y) has not impeded or would not reasonably be expected to impede the completion of the Offer, a Compulsory Acquisition, a Subsequent Acquisition Transaction or any other transaction contemplated under this Agreement;

         (xi) there shall not have occurred or arisen (or there shall not have been generally disclosed or discovered, if not previously disclosed in writing to and acknowledged by the Offeror) since the execution of this Agreement, any Material Adverse Effect; and

         (xii) there shall not have occurred or arisen since the execution of this Agreement, any change, effect, condition, event, occurrence or state of facts that is, or would reasonably be expected to be (individually or in the aggregate), material and adverse to the business, affairs, operations, capitalization, results of operations, financial condition, rights, assets, prospects or liabilities (including, without limitation, any contingent liabilities that may arise as a result of litigation proceedings initiated or threatened since the execution of this Agreement against Parent or any of its subsidiaries) of Parent and its subsidiaries taken as a whole; provided that, for greater certainty, the termination of any third party financing commitment obtained by Parent in connection with the Offer for any reason other than as a result of the conditions enumerated in this Subsection 1.1(h) or in Schedule A not being satisfied or capable of being satisfied, shall not in and of itself be considered to be a change, effect, condition, event, occurrence or state of facts of the nature referred to in this paragraph 1.1(h)(xii).

1.2      COMPANY SUPPORT FOR THE OFFER

(a) The Company represents and warrants to and in favour of the Offeror and Parent, and acknowledges that the Offeror and Parent are relying upon such representations and warranties in entering into this Agreement, that, as of the date hereof after reasonable inquiry, the Company and the Board of Directors has been advised and believes that each of the directors and senior officers of the Company intends to tender their Shares, including (i) the Shares of which they are the beneficial owner; and (ii) the Shares issuable on the exercise of all Options held by them.

(b) The Company shall prepare and make available for distribution contemporaneously with the Bid Circular sufficient copies of the directors' circular (the "DIRECTORS' CIRCULAR"), prepared both in the English and French languages and in accordance with applicable
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                                      -6-


         Securities Laws, which shall reflect the foregoing determinations and recommendations set forth in Subsection 1.1(a) including, without limitation, the Benefit Determination.

(c) Prior to the final approval of the Directors' Circular by the Board of Directors, the Company shall provide the Offeror with an opportunity to review and comment on it, recognizing that whether or not such comments are appropriate to be included in the Directors' Circular will be determined by the Company and the Board of Directors, acting reasonably.

(d) The Company shall provide the Offeror, within two business days following the execution and delivery of this Agreement, with a list (in both written and electronic form) of the registered Shareholders, together with their addresses and respective holdings of Shares. The Company shall concurrently provide the Offeror with the names, addresses and holdings of all holders of Options and Warrants. The Company shall from time to time request that its registrar and transfer agent furnish the Offeror with such additional information, including updated or additional lists of Shareholders, a list of participants in book-based nominee registered shareholders such as CDS & Co. and CEDE & Co. and a non-objecting beneficial owner (NOBO) list), mailing labels and lists of securities positions and other assistance as the Offeror may reasonably request in order to be able to communicate the Offer to the Shareholders and to such other Persons as are entitled to receive the Offer under applicable Laws. All such deliveries shall be in printed form and, if available, in computer-readable form.

1.3      INFORMATION AGENT AND DEALER MANAGER

The Offeror may, if it decides to do so, appoint an information agent and/or a dealer manager in connection with the Offer to solicit acceptances of the Offer. Any dealer manager may form a soliciting dealer group comprised of members of the Investment Dealers Association of Canada and of the stock exchanges in Canada and their United States broker dealer affiliates to solicit acceptances of the Offer.

1.4      DIRECTORS

The Board of Directors immediately following the acquisition by the Offeror of more than 50% of the outstanding Shares pursuant to the Offer shall be reconstituted through resignations of all the Company directors and the appointment of nominees of the Offeror in their stead. The Company shall, in accordance with the foregoing and subject to the provisions of the CBCA, assist the Offeror to secure the resignations of all the Company directors to be effective at such time as may be required by the Offeror and to use reasonable efforts to cause the election or appointment of the Offeror nominees to fill the vacancies so created in order to effect the foregoing without the necessity of a shareholder meeting.

1.5      SUBSEQUENT ACQUISITION TRANSACTION

If, within 120 days after the date of the Offer, the Offer has been accepted by holders of not less than 90% of the Shares, the Offeror intends, to the extent possible, to acquire (a "COMPULSORY ACQUISITION") the remainder of the Shares from those Shareholders who have not accepted the Offer pursuant to Section 206 of the Canada Business Corporations Act (the "CBCA"). If that statutory right of acquisition is not available, the Offeror may pursue other means of acquiring the remaining Shares not tendered to the Offer. The Company agrees with the Offeror that, in the event the Offeror takes up and pays for Shares under the Offer representing at least the Minimum Tender Condition, it will assist the Offeror in connection with any proposed amalgamation, statutory arrangement, capital reorganization or other transaction of the Company and the Offeror or an affiliate of the Offeror (a "SUBSEQUENT ACQUISITION TRANSACTION") to acquire the remaining Shares that is to be completed within 120 days of the termination of the Offer, provided that the consideration offered in connection with the Subsequent Acquisition Transaction is of the same form offered under the Offer and is at least equivalent in value to the consideration offered under the Offer.

1.6      PERFORMANCE OF THE OFFEROR

Parent hereby unconditionally guarantees the due and punctual performance of each and every obligation of the Offeror arising under this Agreement, including, without limitation, the making of the Offer, subject to the terms of this Agreement.

1.7      HOLDCO ELECTION

The Offer will provide that where a corporation ("HOLDCO") incorporated under the CBCA on or after January 1, 2005 and having no assets other than Shares and no liabilities whatsoever is the beneficial owner and holder of record of Shares, all the shareholders of Holdco (the "HOLDCO SHAREHOLDERS") shall be entitled to jointly elect (the "HOLDCO ELECTION") to accept the Offer by selling to the Offeror all of the outstanding shares (the "HOLDCO SHARES") of Holdco for an aggregate price equal to the aggregate value of the Shares held by such Holdco (based on a price of $3.91 per Share), provided that such Holdco Shareholders and such Holdco shall have notified the Offeror at least seven business days prior to the Expiry Time of such holder's intention to tender in such fashion and such holder and such Holdco shall have entered into a share purchase agreement (a "HOLDCO AGREEMENT") with the Offeror not later than 5:00 p.m. (Toronto time) on the seventh business day prior to the Expiry Time. Each Holdco Agreement will contain such representations and warranties, terms and conditions and indemnities as the Offeror may reasonably request in connection therewith including, without limitation, the representations and warranties, terms and conditions and indemnities set out in Schedule E hereto, and containing a requirement for such holder's counsel to provide opinions to the Offeror in form satisfactory to the Offeror, acting reasonably, in connection with the closing of the purchase and sale of such Holdco Shares. The obligation of the Offeror to complete the purchase of the Holdco Shares pursuant to the Holdco Agreement will be subject to the same conditions as the Offer, subject to any appropriate conforming changes. The Holdco Agreement will provide that the closing of the purchase and sale of the Holdco Shares will be completed in escrow (the "ESCROW HOLDCO CLOSING") no later than two business days prior to the Expiry Time and become effective at the time at which the Offeror first takes up and pays for Shares deposited under the Offer. At the Escrow Holdco Closing, the Holdco Shareholders will be required to deliver certificates representing the Holdco shares and the Shares held by the Holdco. All documents delivered at the Escrow Holdco Closing will be held in escrow by the depository under the Offer until the Offeror first takes up and pays for Shares deposited under the Offer.

1.8      OUTSTANDING OPTIONS AND WARRANTS

(a) Subject to the receipt of any necessary regulatory approvals, the Company agrees that Persons holding Options under the Stock Option Plans shall be entitled to exercise all of

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                                      -8-


         their Options and tender all Shares issued in connection therewith under the Offer upon payment by certified cheque or bank draft of the exercise price in full. The Board of Directors shall not, prior to the completion of the Offer, grant additional Options pursuant to the Stock Option Plans. It is agreed by the Company that all the Options that are tendered to the Company for exercise, conditional on the Offeror taking up Shares under the Offer (the "CONDITIONAL OPTION EXERCISE"), shall be deemed to have been exercised immediately prior to the take-up of Shares by the Offeror. It is also agreed by the Company that all Warrants that are tendered to the Company for exercise, conditional on the Offeror taking up Shares under the Offer (the "CONDITIONAL WARRANT EXERCISE") shall be deemed to be exercised on the date Shares are taken up by the Offeror under the Offer. Furthermore, the Offeror shall accept as validly tendered under the Offer as of the date the Offeror first takes up and acquires the Shares under the Offer (the "TAKE-UP DATE"), all Shares that are to be issued pursuant to the Conditional Option Exercise and Conditional Warrant Exercise, provided that the holders of the Options and Warrants have provided Notices of Guaranteed Delivery prior to the Expiry Time in form acceptable to the Offeror indicating that such Shares are tendered pursuant to the Offer and provided that, if applicable, such holder agrees to surrender their remaining unexercised Options to the Company for cancellation for no consideration effective immediately after the Take-Up Date.

(b) The Company shall use its reasonable best efforts to ensure, and shall implement such mechanics as may be appropriate pursuant to the Stock Options Plans and in accordance with Law to give effect to, the exercise or other termination of all outstanding Options at or prior to the Expiry Time, including without limitation:

         (i) causing the vesting of option entitlements under the Stock Option Plans and any other compensation arrangements to accelerate prior to the Expiry Time, such that all outstanding Options shall be exercisable and fully vested prior to the Expiry Time;

         (ii) applying for all consents and authorizations required in connection with the foregoing, including any exemptions or consents required from any Governmental Authority in connection with any amendments to the Stock Option Plans required in connection with the foregoing; and

         (iii) procuring from each holder of the Options an option termination agreement (pursuant to which no remuneration is payable to such holder of the Options in any form whatsoever) in form and substance satisfactory to the Offeror and the Company, acting reasonably; provided that no such termination agreement shall be required where the termination of the Option upon completion of the Offer is expressly provided for by the terms of such Option.

(c) The Company shall take such steps as necessary to give effect to the Conditional Option Exercise and the Conditional Warrant Exercise in order to permit the Shares to be issued pursuant thereto to be tendered to the Offer prior to the Expiry Time and to have such Shares issued on the Take-up Date. Without limitation to the foregoing, the Company shall obtain such commitments and directions as the Offeror may require to ensure the foregoing and will provide guarantees of the delivery of all such Shares on the Take-up

         Date pursuant to Notices of Guaranteed Delivery in form acceptable to the Offeror executed by holders of Options and Warrants and delivered prior to the Expiry Time.

                                   ARTICLE II
            REPRESENTATIONS AND WARRANTIES OF PARENT AND THE OFFEROR

The Offeror and Parent hereby jointly and severally represent and warrant to the Company as follows, and acknowledge that the Company is relying upon these representations and warranties in connection with the entering into of this
Agreement:

2.1      ORGANIZATION

Parent is a corporation validly existing under the Laws of the State of Delaware. The Offeror is a corporation validly existing under the Laws of Canada. Each of Parent and the Offeror has the right, power and authority to conduct its business as conducted at the date of this Agreement.

2.2      AUTHORITY RELATIVE TO THIS AGREEMENT

Each of the Offeror and Parent has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by each of the Offeror and Parent and the consummation of the transactions contemplated by this Agreement have been duly authorized as necessary by the boards of directors of Parent and the Offeror and no other corporate proceedings on the part of either Parent or the Offeror are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Offeror and Parent and constitutes a valid and binding obligation of each of the Offeror and Parent, enforceable by the Company against each of the Offeror and Parent in accordance with its terms, provided that enforcement may be limited by: (a) bankruptcy, insolvency and other similar Laws of general application affecting the enforcement of creditors' rights generally, and (b) specific performance, injunctive relief and other equitable remedies may be granted only in the discretion of a court of competent jurisdiction. The execution and delivery by each of the Offeror and Parent of this Agreement and the performance by it of its obligations hereunder and the completion of the Offer will not violate, conflict with or result in a breach of any provision of
(a) the constating documents of Parent or the Offeror; (b) any Law to which Parent or the Offeror is subject or by which Parent or the Offeror is bound; or
(c) any agreement, contract, indenture, deed of trust, mortgage, bond, instrument, licence, franchise or permit to which Parent or the Offeror is a party or by which Parent or Offeror is bound, other than, with respect to (b) or
(c) above, such violations, conflicts or breaches which will not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement. Other than in connection with or in compliance with the provisions of Securities Laws, no authorization, consent or approval of, or filing with, any Governmental Authority is necessary on the part of the Offeror or Parent for the consummation of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, prevent or materially delay consummation of the transactions contemplated by this Agreement.

2.3      FINANCING

The Offeror has made adequate arrangements to ensure that the required funds will be available to effect payment in full for the Shares acquired pursuant to the Offer.

2.4      OWNERSHIP OF SHARES

None of the Offeror, Parent or their respective subsidiaries beneficially own any Shares.

2.5      MATERIAL ADVERSE EFFECT

To Parent's knowledge, as of the date hereof, there are no facts or matters, the existence of which will cause or could reasonably be expected to cause the condition to the Offeror's obligation to take up, purchase or pay for any Shares deposited under the Offer set forth in paragraph (g) of Schedule A annexed hereto to not be satisfied. For purposes of this Section 2.5, references to "PARENT'S KNOWLEDGE" shall be deemed to mean the actual current awareness of Peter Brodsky, Laurence Jones, Mary Beth Loesch, Greg Petersen, Pervez Qureshi, or Richard Rew as to such fact or matter, without any duty to investigate or inquire about such fact or matter. For the avoidance of doubt, Parent is making no representations or warranties with respect to any facts or matters with respect to the Company or its Subsidiaries and/or the impact that any such fact or matter would or could reasonably be expected to have on Parent and its Subsidiaries taken as a whole.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1      REPRESENTATIONS AND WARRANTIES

Except for the exceptions set forth in the Disclosure Schedule, the Company represents and warrants to the Offeror and Parent as set out in Schedule B hereto, and acknowledges that the Offeror and Parent are relying upon the representations and warranties in Schedule B in connection with the entering into of this Agreement and the making of the Offer. The Company represents and warrants that the exceptions set forth in the Disclosure Schedule are identified by specific references to provisions of this Agreement.

                                   ARTICLE IV
                                    COVENANTS

4.1      COVENANTS OF THE COMPANY

The Company covenants and agrees that, prior to the earlier of the time this Agreement is terminated in accordance with the terms hereof and the time (the "EFFECTIVE TIME") Persons designated by the Offeror pursuant to the terms hereof represent a majority of the directors of the Company, unless the Offeror shall otherwise agree in writing or as otherwise expressly contemplated or permitted by this Agreement:

(a) the Company shall, and shall cause each of the Subsidiaries to, conduct its and their respective businesses only in, not take any action except in, and maintain their respective facilities in, the usual, ordinary and regular course of business and in compliance with applicable Laws;

(b) the Company shall not directly or indirectly do or permit to occur, and shall cause each of the Subsidiaries not to do or permit to occur, any of the following:

         (i) issue, sell, pledge, lease, dispose of, encumber, exclusively license or agree to issue, sell, pledge, lease, dispose of, encumber or exclusively license (A) any additional Shares, or any options, warrants, calls, puts, conversion privileges or rights of any kind to acquire any Shares, or other securities of the Company or any of the Subsidiaries (other than pursuant to the exercise of Options or Warrants currently outstanding as contemplated by this Agreement); or (B) except in the usual, ordinary and regular course of business consistent in type and amount with past practice, any assets of the Company or any of the Subsidiaries; (ii) amend or propose to amend the articles, by-laws or other constating documents of the Company or any of the Subsidiaries;

         (ii) amend or propose to amend the articles, by-laws or other constating documents of the Company or any of the Subsidiaries

         (iii)    split, combine or reclassify any outstanding Shares;

         (iv) redeem, purchase or offer to purchase any Shares or other securities of the Company or any shares or other securities of any of the Subsidiaries;

         (v) declare, set aside or pay any dividend or other distribution payable in cash, stocks property or otherwise, with respect to the Shares;

         (vi) reorganize, amalgamate or merge the Company or any of the Subsidiaries with any other Person;

         (vii) reduce the stated capital of the Company or of any of the Subsidiaries;

         (viii) acquire or agree to acquire (by merger, amalgamation, acquisition of shares or assets, lease or otherwise) any Person or make any investment either by purchase of shares or securities, contributions of capital (other than to any of the Subsidiaries), property transfer or purchase of, any property or assets of any other Person other than the acquisition of inventory in the usual, ordinary and regular course of business consistent in type and amount with past practice;

         (ix) sell, transfer, assign or license any interest in any of the Intellectual Property of the Company or its Subsidiaries other than in its usual, ordinary and regular course of business;

         (x) incur or commit to incur any indebtedness for borrowed money of the Company and its Subsidiaries or any other material liability or obligation, or issue any debt securities, or guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances;

         (xi) make any capital expenditure or incur any obligations or liabilities in connection therewith in excess of the capital expenditure schedule set out in the Disclosure Schedule;

         (xii) adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of the Company or any of the Subsidiaries;

         (xiii) pay, discharge or satisfy any material claims, liabilities or obligations other than the payment, discharge or satisfaction, in the usual, ordinary and regular course of business consistent in type and amount with past practice, of liabilities reflected or reserved against in the Company's financial statements or incurred in the usual, ordinary and regular course of business consistent in type and amount with past practice;

         (xiv) commence or settle any litigation, proceeding, claim, action, assessment or investigation involving the Company or a Subsidiary before any Governmental Authority; or

         (xv) authorize, recommend, propose or agree to any release or relinquishment of any material contractual right or other material right under any license or permit;

(c) the Company shall not, and shall cause each of the Subsidiaries not to, enter into or modify any employment, severance, or similar agreements or arrangements with, or grant any bonuses, salary increases, benefit increases, severance or termination pay to, any officers, directors or consultants other than pursuant to binding commitments already entered into as disclosed in the Disclosure Schedule or, in the case of employees who are not officers or directors, take any action other than in the usual, ordinary and regular course of business consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to hiring, the grant of any bonuses, salary increases, benefit increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof;

(d) the Company shall not, and shall cause each of the Subsidiaries not to, adopt or amend any Company Benefit Plans except as required by applicable Law and except as contemplated by this Agreement;

(e) the Company shall use its best efforts, and cause each of the Subsidiaries to use its best efforts, to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse unless, simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(f) the Company shall use its best efforts, and cause each of the Subsidiaries to use its best efforts, to preserve intact their respective business organizations, assets and goodwill, to maintain their respective real property interests (including title to and leasehold interests in respect of any real property) in good standing, to keep available the services of its and their officers and employees as a group, and not take any action or omit to take any action, or permit any of the Subsidiaries to take any action or omit to take any action, which would render, or which reasonably would be expected to render, any representation or warranty made by it in this Agreement untrue at any time prior to the Effective Time if then made; and promptly notify the Offeror in writing of any event or occurrence that would reasonably be expected to have a Material Adverse Effect and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated);

(g) the Company and each of the Subsidiaries shall: (i) duly and timely file all Tax Returns required to be filed by it on or after the date hereof and ensure that all such Tax Returns are true, complete and correct in all respects; (ii) timely pay all Taxes which are due and payable; (iii) not make or rescind any expressed or deemed election relating to Taxes; (iv) not make a request for a Tax ruling or enter into a closing agreement with any taxing authorities; (v) not settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes;
         (vi) not change in any material respect any of its methods of reporting income, deductions or accounting for income Tax purposes from those employed in the preparation of its income Tax Return for the taxation year ending September 30, 2003, except as may be required by applicable Law; (vii) take reasonable commercial efforts to minimize the expiration of any tax-loss carry forwards for the Company and its Subsidiaries; and (viii) co-operate with the Offeror in respect of the Tax planning of Parent and the Offeror which planning includes, for greater certainty, the increase in the cost for purposes of the Tax Act of certain properties of the Company pursuant to the provisions of subsections 88(1)(c) and (d) of the Tax Act, except activities that are prohibited by applicable Law, provided that the Company shall not be required to effect any transaction in connection with such planning prior to the Effective Time except as provided herein;

(h) the Company shall continue to file all documents or information required to be filed by the Company under applicable Securities Laws or with the Toronto Stock Exchange (the "TSX"), in accordance with timelines prescribed under applicable Securities Laws and by the TSX, and all such documents or information, when filed, shall comply as to form in all respects with the requirements of applicable Securities Laws and the rules of the TSX and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(i) other than the change in the Company's reporting currency from CDN$ to US$, the Company shall not make or permit to be made any change to any accounting method, policy or principle used by the Company and its Subsidiaries, except as may be prescribed by the Canadian Institute of Chartered Accountants including any prescribed changes to GAAP;

(j) except as otherwise described in this Agreement, the Company shall not, and shall not permit any of the Subsidiaries to, authorize or propose, or enter into or modify any contract, agreement, commitment or arrangement, to do any of the matters prohibited by the other paragraphs of this Section 4.1;

(k) the Company shall use all reasonable commercial efforts, and cause each of its Subsidiaries to use all reasonable commercial efforts, to satisfy (or cause the satisfaction of) the conditions of the Offer set forth in Schedule A to this Agreement, to the extent the same is within its control, and take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to support the Offer, including using its reasonable commercial efforts to:

         (i) obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any contract and applicable Law, including consents required under the Contracts listed in Schedule M, each in the form acceptable to Parent, and on terms which shall not require any payment for the obtaining thereof, or any material modification to such Contracts;

         (ii) co-operate with the Offeror to oppose, lift or rescind any injunction or restraining order or other order or action seeking to stop, or otherwise adversely affect the Offeror's ability to consummate the Offer; and

         (iii) co-operate with the Offeror in connection with the performance by it of its obligations hereunder;

(l) it shall make or co-operate as necessary in the making of all necessary filings and applications under all applicable Laws required in connection with the transactions contemplated herein and take all reasonable action necessary to be in compliance with such Laws;

(m) the Company shall not, and shall cause each of the Subsidiaries not to, adopt, approve, ratify, enter into or modify any collective bargaining agreement, voluntary recognition, material side letter, memorandum of understanding or similar agreement with any labour organization covering any employees; and

(n) the Company shall, if so requested by Parent, terminate or cause to be terminated the Credit Facilities prior to the Effective Time.

4.2      COVENANTS OF THE OFFEROR AND PARENT

Each of the Offeror and Parent covenants and agrees that, except as contemplated in this Agreement, until the Expiry Time or the day upon which this Agreement is terminated in accordance with the terms hereof, whichever is earlier, it shall use all reasonable commercial efforts to satisfy (or cause the satisfaction of) the conditions of the Offer set forth in Schedule A to this Agreement, to the extent the same is within its control, and take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the Offer, in accordance with the terms thereof, including using its reasonable commercial efforts to: (i) obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any applicable Law and to satisfy any condition provided for under this Agreement; (ii) oppose, lift or rescind any injunction or restraining order or other order or action seeking to stop, or otherwise adversely affect its ability to consummate the Offer; and (iii) co-operate with the Company in connection with the performance by it of its obligations hereunder.

4.3      MUTUAL COVENANTS

(a) Each of the Offeror, Parent and the Company, as promptly as practicable after the execution of this Agreement, will (i) make, or cause to be made, all such filings and submissions under all applicable Laws, as may be required or desirable for it to consummate the Offer and the transactions contemplated herein in accordance with the terms of this Agreement, (ii) use its reasonable commercial efforts to obtain, or cause to be obtained, all Authorizations necessary or advisable to be obtained by it in order to consummate the Offer and the transactions contemplated herein, and (iii) use its reasonable commercial efforts to take, or cause to be taken, all other actions which are necessary or advisable in order for it to fulfil its obligations under this Agreement. For greater certainty and notwithstanding the foregoing, Parent and the Offeror are under no obligation to take any steps or action that would, in the sole discretion of Parent and the Offeror, affect Parent's or the Offeror's right to own, use or exploit, as sole shareholder of the Company upon completion of the Offer, either the Company or its Subsidiaries assets or any of Parent's or Offeror's assets. The parties will coordinate and cooperate with one another in exchanging such information and supplying such assistance as may be reasonably requested by each in connection with the foregoing including, without limitation, providing each other with all notices and information supplied to or filed with any Governmental Authority (except for notices and information which the Company or Parent and the Offeror, in each case acting reasonably, considers highly confidential and sensitive which may be filed on a confidential basis), and all notices and correspondence received from any Governmental Authority in connection therewith. The Company shall certify the accuracy of the information (other than information relating to Parent and the Offeror) contained in the applications by Parent to obtain the rulings and decisions referred to in paragraph 1.1(h)(vii).

(b) Subject to the terms and conditions hereof, Parent, and the Offeror on the one hand and the Company on the other hand, shall keep the other apprised of the status of matters relating to the completion of the Offer including: (i) promptly notifying the other of, and if in writing promptly furnishing the other with copies of, any communications from or with any securities regulatory authority with respect to the Offer; and (ii) permitting the other to review in advance, and considering in good faith the views of the other in connection with, any material proposed communication with any securities regulatory authority in connection with proceedings under or relating to applicable Securities Laws with respect to the Offer.

                                    ARTICLE V
                                  MISCELLANEOUS

5.1      FURTHER ASSURANCES

Subject to the conditions herein provided, each party agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as is practicable the transactions contemplated by the Offer and this Agreement, including (i) the execution and delivery of such documents as the other parties may reasonably require and (ii) obtaining such information, documents or consents required in connection with the preparation of the Bid Circular, and using reasonable best efforts to obtain all necessary waivers, consents and approvals and to satisfy any condition provided for under this Agreement, including without limitation those set forth in Section 1.1 and Schedule A and to effect all necessary registrations and filings, including, but not limited to, filings under applicable Securities Laws and submissions of information requested by Governmental Authorities. Each of the parties shall co-operate in all reasonable respects with the other parties in taking such actions. Without limitation to the foregoing, the Company shall provide to Parent and the Offeror such information as either may reasonably request in order for them to determine whether the conditions set out in Section 1.1(h) and Schedule A have been satisfied, including the number of Shares, Warrants and Options outstanding.

5.2      NO SOLICITATIONS

(a) The Company acknowledges that since December 6, 2004 it has complied with the binding provisions of the Letter of Intent. The Company shall not and shall cause its Subsidiaries to not, directly or indirectly, through any officer, director, employee, advisor, representative, agent or otherwise (including for greater certainty any investment banker, lawyer or accountant), (i) make, solicit, initiate, encourage or otherwise facilitate (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) inquiries from or submissions of proposals or offers from any other Person (including any of its officers or employees) relating to any merger, amalgamation, arrangement, share exchange, take-over bid, tender offer, recapitalization, liquidation, dissolution, consolidation, recapitalization or business combination involving the Company or any Subsidiary, any substantial acquisition or sale of assets or assignment of contracts (or any lease, long-term supply agreement, exchange, mortgage, pledge or other arrangement having a similar economic effect) in a single transaction or a series of related transactions, any material purchase or sale of the equity of the Company or its Subsidiaries or rights thereto or interests therein or thereto (including from treasury), or any other kind of transaction such as an issuer bid that has the effect of increasing a Person's beneficial ownership interest of the equity of Company or its Subsidiaries, or any bona fide proposal to, or public announcement of an intention to, do any of the foregoing excluding the transactions contemplated by this Agreement (such foregoing inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"); (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to or otherwise co-operate in any way with, respond to, assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing; (iii) withdraw or modify in a manner adverse to Parent or the Offeror the approval or recommendation of the Board of Directors of the transaction contemplated by this Agreement; (iv) approve or recommend any Acquisition Proposal; or (v) enter into any agreement, arrangement or understanding related to any Acquisition Proposal. Notwithstanding the preceding sentence nothing contained in this Section 5.2 or any other provision of this Agreement shall prevent the Board of Directors from considering, participating in any discussions or negotiations or entering into a confidentiality agreement and providing information pursuant to Section 5.2(d) (but, subject to Section 5.3, the Company shall not approve, recommend or enter into any other agreement, arrangement or understanding) regarding an unsolicited bona fide written Acquisition Proposal (i) that is not subject to a financing contingency and in respect of which adequate arrangements will have been made to ensure that the required funds will be available to effect payment in full for all Shares, (ii) that did not otherwise result from a breach of this Section 5.2, (iii) that the Board of Directors has determined in good faith (after consultation with its financial advisors and with outside counsel) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposal and the Person making the proposal and, would, if consummated in accordance with its terms as proposed, result in a transaction which is more favourable to Shareholders from a financial point of view than the Offer, (iv) that the Board of Directors has determined in good faith would result in a Shareholder receiving a higher consideration per Share than is offered under the Offer, and (v) that the Board of

         Directors has concluded in good faith, after considering applicable Laws and receiving the advice of outside counsel that such action is required by the Board of Directors to comply with fiduciary duties under applicable Laws (a "SUPERIOR PROPOSAL") nor shall anything contained in this Section 5.2 or any other provision of this Agreement require the Company to cause any of its directors to take any action or refrain from taking any action that is required by a director to fulfill his fiduciary obligation under the CBCA as a director of the Company in connection with a Superior Proposal.

(b) The Company acknowledges that since December 6, 2004 it has ceased and caused to be terminated, and it shall continue to and shall cause the officers, directors, employees, representatives and agents of the Company and the Subsidiaries to immediately cease and cause to be terminated, any existing discussions or negotiations with any parties (other than Parent and the Offeror) with respect to any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal. The Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company and such third party are parties, or waive any provision thereunder. The Company shall immediately request the return or destruction of all information provided to any third parties who have entered into a confidentiality agreement with the Company relating to any potential Acquisition Proposal and shall use all reasonable efforts to ensure that such requests are honoured.

(c) The Company shall immediately provide notice to Parent and the Offeror of any future bona fide Acquisition Proposal or any request for non-public information relating to the Company or any of the Subsidiaries in connection with such a bona fide Acquisition Proposal or for access to the properties, books or records of the Company or any Subsidiary by any Person that informs the Company, any member of the Board of Directors or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent and the Offeror shall be made from time to time upon a member of the Board of Directors or a senior officer becoming aware of such request or proposal, first immediately orally and then promptly in writing and shall indicate the identity of the Person making such proposal, inquiry or contact, all material terms thereof and such other details of the proposal, inquiry or contact known to the Company or as Parent or the Offeror may reasonably request.

(d) If the Company receives a request for non-public information or access to properties, books or records of the Company or any of the Subsidiaries from a party who proposes to the Company an unsolicited bona fide written Acquisition Proposal and the Company is permitted, subject to and as contemplated under this Section 5.2 to negotiate the terms of such Acquisition Proposal then, and only in such case, the Company may provide such party with access to information regarding the Company, subject to the execution of a confidentiality agreement which is substantially similar to the agreement then in effect between the Company and Parent and providing for standstill provisions other than to effect a Superior Proposal, provided however that the Company sends a copy of any such confidentiality agreement to Parent promptly (and in any event within 24 hours) upon its execution and Parent is provided with a list of or copies of the information provided to such Person and is immediately provided with access to similar information to which such Person was provided.

(e) The Company shall ensure that the officers and directors of the Company and its Subsidiaries and any investment bankers or other advisors or representatives retained by the Company are aware of the provisions of this Section, and the Company shall be responsible for any breach of this Section 5.2 by such officers, directors, employees, bankers, advisors or representatives.

5.3      NOTICE BY THE COMPANY OF SUPERIOR PROPOSAL DETERMINATION

(a) Subject to compliance with Section 5.2, and subject to the rights of Parent and the Offeror under Section 5.4 and this Section 5.3, the Company may approve or recommend any agreement, understanding or arrangement in respect of a Superior Proposal if, and only if: (i) it has provided the Offeror with a copy of the Superior Proposal document; and (ii) three business days (the "MATCH PERIOD") shall have elapsed from the later of (A) the date the Offeror received written notice ("SECTION 5.3 NOTICE") advising the Offeror that the Board of Directors has resolved, subject only to compliance with this Section 5.3, to accept, approve, recommend or enter into an agreement, understanding or arrangement in respect of such Superior Proposal, specifying the terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal and (B) the date the Offeror received a copy of such Superior Proposal.

(b) During a Match Period, the Company agrees that the Offeror shall have the right, but not the obligation, to offer to amend the terms of this Agreement and/or the Offer. The Company shall negotiate in good faith with the Offeror to make such adjustments to the terms and conditions of this Agreement and the Offer as would enable the Offeror to proceed with the Offer, as amended. If the Offeror amends the Offer during the Match Period to provide that Shareholders shall receive a value per Share which is equal to or greater than the value per Share provided in the Superior Proposal, the Board of Directors of the Company shall not withdraw, modify or change any recommendation with respect to the Offer, as so amended, or take any action to approve or recommend any agreement, understanding or arrangement in respect of a Superior Proposal, and shall reconfirm this Agreement and its recommendation in respect of the Offer, as so amended, by the immediate dissemination of a press release and an updated Directors' Circular, if required, both in the forms acceptable to the Offeror, acting reasonably.

(c) The Company also acknowledges and agrees that each successive amendment to any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of the requirement under clause (ii) of Section 5.3(a) to initiate an additional Section 5.3 Notice and Match Period.

5.4      Fees

(a)      If at any time after the execution of this Agreement:

         (i) the Board of Directors withdraws, modifies or changes any of its recommendations or determinations with respect to the Offer (including, without limitation, the Benefit Determination) or resolves to do so or recommends that Shareholders accept or vote in favour of another transaction;

         (ii) the Board of Directors approves or recommends an Acquisition Proposal;

         (iii) the Board of Directors shall have failed to reaffirm its recommendation of the Offer by press statement within two business days after the public announcement of any Acquisition Proposal (or, in the event that the Offer shall be scheduled to expire within such two business day period, prior to the scheduled expiry of the Offer);

         (iv) an Acquisition Proposal is publicly announced, proposed, offered or made to the Shareholders or to the Company prior to the Expiry Time of the Offer, the Offer is not completed as a result of the Minimum Tender Condition not being satisfied, and an Acquisition Proposal is consummated at any time within 180 days following the expiry of the Offer; or

         (v) the Company enters into an agreement (other than a confidentiality agreement in compliance with Section 5.2(d)) with any Person with respect to an Acquisition Proposal made prior to the Expiry Time, then the Company shall pay to Parent (or as it may direct) forthwith after such event, by way of certified cheque or wire transfer in immediately available funds, the sum equal to CDN$5,730,400. For greater certainty, the Company shall not be obligated to make more than one payment under Subsection 5.4(a) if one or more of the events specified therein occurs.

(b)      For greater certainty, the obligations of the Company under this
         Section 5.4 shall survive termination of this Agreement, regardless of the circumstances thereof.

(c)      Each party acknowledges that the payment of the fees under this Section
         5.4 is a payment of liquidated damages which is a genuine pre-estimate of the damages which Parent and the Offeror will suffer or incur as a result of the event giving rise to such damages and the resultant termination of this Agreement and is not a penalty. The Company irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. For greater certainty, the parties agree that upon payment of the fees under this
         Section 5.4 in the manner provided in the event of the termination of this Agreement, no other amounts will be due and payable as damages or otherwise by the Company to the Offeror or Parent in connection with this Agreement. Nothing contained herein shall preclude a party from seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement or otherwise to obtain specific performance of any of such covenants or agreements, without the necessity of posting a bond or security in connection therewith.

5.5      NOTIFICATION OF CERTAIN MATTERS

Each party shall give prompt notice to the others of: (a) the occurrence or failure to occur of any event, which occurrence or failure would cause or may cause any representation or warranty on its part contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time; and (b) any failure of such party, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The giving of notice in accordance with this Agreement shall not cure any breach or default by any party under this Agreement.

5.6      INVESTIGATION

(a) Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford Parent's or the Offeror's officers, employees, counsel, accountants and other authorized representatives and advisors access, during normal business hours and without undue disruption to the business of the Company from the date hereof and until the earlier of the Effective Time or the termination of this Agreement, to its and its Subsidiaries' properties, books, contracts and records as well as to its management personnel, and during such period, Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent or the Offeror all information concerning Company's and its Subsidiaries' businesses, properties and personnel as Parent or the Offeror may reasonably request subject to confidentiality obligations of the Company and the Subsidiaries. Any further investigation by a party hereto and its advisors shall not mitigate, diminish or affect the representations and warranties of the other parties contained in this Agreement or any document or certificate given pursuant hereto.

(b) In order to assist Parent and Offeror with any third party financing in connection with the Offer (including the refinancing of same), the Company shall, and shall cause each of its Subsidiaries to, provide such assistance and cooperation as Parent and Offeror may reasonably request, including, but not limited to, cooperation in the preparation of any offering memorandum or similar document, delivering such financial statements, financial reports and forecasts, reports of auditors, and comfort letters as may be reasonably required in connection therewith, cooperating with initial purchasers or placement agents, making senior management of the Company reasonably available for customary "roadshow", rating agency and lender presentations and cooperation with prospective lenders in performing their due diligence. Without limitation to the foregoing, the Company shall deliver to Parent as soon as possible, but in any event no later than 14 days from the date of this Agreement, audited consolidated financial statements of the Company for the years ended September 30, 2004, 2003 and 2002 (including statements of earnings, deficit and cash flows for the periods covered thereby and balance sheets as at September 30, 2004 and
         2003) and unaudited consolidated financial statements of the Company for the periods ended December 31, 2004 and 2003, prepared in accordance with GAAP, in each case reconciled to United States generally accepted accounting principles in accordance with Item 17 of Form 20-F under the Exchange Act (collectively, the "RECONCILED FINANCIAL STATEMENTS"). If this Agreement is terminated by Parent or the Offeror pursuant to Section 6.1(b)(i) or 6.1(f) or by the Company pursuant to Section 6.1(c), 6.1(d) or 6.1(e) and in any case the Company is not in default of any material covenant, obligation, representation or warranty under this Agreement, Parent shall pay to the Company the reasonable out-of-pocket expenses actually incurred by the Company up to a maximum of $100,000 in providing the assistance requested by Parent under this Section 5.6(b).

(c) Each of the Offeror, Parent and the Company acknowledges that information provided to it under Section 5.6(a) above will be non-public and/or confidential in nature and will be subject to the terms of the Confidentiality Agreement and Section 5.6(a). For greater certainty, the provisions of the Confidentiality Agreement shall survive the termination of this Agreement.

5.7      SHAREHOLDER CLAIMS

The Company shall not settle or compromise any claim brought by any present, former or purported holder of any securities of the Company in connection with the transactions contemplated by this Agreement prior to the Effective Time without the prior written consent of the Offeror which shall not be unreasonably withheld or delayed.

5.8      OFFICERS' AND DIRECTORS' INSURANCE

The Offeror agrees that for the period (the "POLICY PERIOD") from the Effective Date until the sixth anniversary of the Effective Date, the Offeror will maintain, or cause the Company or any successor to the Company to maintain, the Company's current directors' and officers' insurance policy or an equivalent policy, subject in any case to terms and conditions no less advantageous to the directors and officers of the Company than those contained in the policy in effect on the date hereof, for all current and former directors and officers of the Company, covering claims made prior to or within six years after the Effective Date (such policy or equivalent policy being the "EXISTING D&O POLICY" and such six-year coverage period being the "COVERAGE PERIOD") so long as the annual premium therefor is not in excess of 200% of the last annual premium paid by the Company prior to the date hereof; provided however, that if the annual premium for the Existing D&O Policy would exceed 200% of the last annual premium paid by the Company prior to the date hereof (the "BASE PREMIUM") such that, the Existing D&O Policy lapses during the Policy Period, then (i) the Offeror shall use its reasonable best efforts to obtain a policy for the duration of the Policy Period which provides insurance for the current directors and officers to replace the Existing D&O Policy in respect of the Coverage Period, on terms that the Offeror determines in its sole discretion to be as favourable to such directors and officers as the Offeror may reasonably obtain from its insurance carrier for an annual premium of approximately (but no more than) 200% of the Base Premium; or (ii) the current directors and the Chief Financial Officer may themselves elect to obtain a policy equivalent to the Existing D&O Policy in respect of the Coverage Period in which event, the Offeror shall contribute during the duration of the Policy Period in respect of such policy an annual amount equal to 200% of the Base Premium.

ARTICLE VI
               TERMINATION, AMENDMENT, WAIVER AND INDEMNIFICATION

6.1      TERMINATION

This Agreement may be terminated by notice in writing:

(a) at any time prior to the Effective Time by mutual written consent of Parent, the Offeror and the Company;

(b)      by Parent or the Offeror at any time:

         (i) after March 1, 2005 if any condition to making the Offer is not satisfied or waived by such date;

         (ii) if the Company is in default of any material covenant or obligation under this Agreement; or

         (iii)    if any representation or warranty of the Company:

                  (A) that is qualified by a reference to a Material Adverse Effect shall be untrue or incorrect in any respect; or

                  (B) that is not qualified by a reference to a Material Adverse Effect shall be untrue or incorrect, in any respect unless the failure to be true or correct (x) has not had or would not reasonably be expected to have, a Material Adverse Effect (and, for this purpose, any reference to "material" or other concepts of materiality in such representations and warranties shall be ignored); or (y) has not impeded or would not reasonably be expected to impede the completion of the Offer, a Compulsory Acquisition, a Subsequent Acquisition Transaction or any other transaction contemplated under this Agreement;

(c) by the Company at any time if any representation or warranty of the Offeror or Parent under this Agreement is materially untrue or incorrect, and such failure of a representation or warranty to be true and correct would prevent or materially delay consummation of the transactions contemplated by this Agreement;

(d) by the Company if the Offeror has not taken up and paid for Shares deposited under the Offer within 90 days after the Bid Circular is mailed to the Shareholders, otherwise than as a result of the breach by the Company of any material covenant or obligation under this Agreement or as a result of any representation or warranty of the Company in this Agreement being untrue or incorrect in any material respect; provided, however, that if the Offeror's take-up and payment for Shares deposited under the Offer is delayed by (i) an injunction or order made by a court or regulatory authority of competent jurisdiction, or (ii) Parent or the Offeror not having obtained any regulatory waiver, consent or approval which is necessary to permit the Offeror to take up and pay for Shares deposited under the Offer, then, provided that such injunction or order is being contested or appealed or such regulatory waiver, consent or approval is being actively sought, as applicable, this Agreement shall not be terminated by the Company pursuant to this
         Section 6.1(d) until the earlier of (i) 180 days after the Offer is commenced, and (ii) the tenth business day following the date on which such injunction or order ceases to be in effect or such waiver, consent or approval is obtained, as applicable;

(e) by the Company if the Offeror does not mail the Offer within the time contemplated by Section 1.1(c) (other than as a result of any act of the Company or breach by the Company of any of its obligations hereunder or because any of the conditions to the making of the Offer was not satisfied or waived);

(f) by Parent or the Offeror if any condition of the Offer shall not be satisfied or waived at the Expiry Time of the Offer and Parent or the Offeror has not elected to waive such condition;

(g) by Parent or the Offeror if any event described in Section 5.4(a) occurs that results in an amount becoming payable to Parent thereunder; or

(h) by the Company, in order to enter into a definitive written agreement, understanding or arrangement with respect to a Superior Proposal, subject to compliance with Section 5.2 and 5.3 of this Agreement provided the amount required to be paid pursuant to Subsection 5.4(a) has been paid.

6.2      AMENDMENT

This Agreement may not be amended except by an instrument signed by each of the parties hereto.

6.3      WAIVER

At any time prior to the Effective Time, any of the parties may, without prejudice to any other rights which such party may have: (a) extend the time for the performance of any of the obligations or other acts of the other parties; or
(b) waive compliance with any of the agreements of the other parties or with any conditions to its own obligations, in each case only to the extent such obligations, agreements or conditions are intended for its benefit. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a waiver or continuing waiver unless otherwise expressly provided in writing. The failure by a party at any time to exercise any of its rights will not be deemed to be a waiver of any such right and each such right shall be deemed to be an ongoing right which may be asserted at any time and from time to time.

6.4      EFFECT OF TERMINATION

If this Agreement is terminated as provided in Section 6.1, there shall be no liability or further obligation on the part of any party hereto or any of their respective shareholders, officers or directors, except as set forth in Sections 5.4, 7.3 and this Section 6.4, which provisions shall survive the termination of this Agreement; provided that nothing in this Section 6.4 shall relieve the parties to this Agreement of liability for breach of any representation, warranty or covenant of this Agreement occurring prior to the termination thereof. No termination of this Agreement shall affect the obligations of the parties pursuant to the Confidentiality Agreement, except to the extent specified therein.

                                  ARTICLE VII
                               GENERAL PROVISIONS

7.1      NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Subject to Section 6.4, the representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon termination of this Agreement pursuant to Section 6.1.

7.2      BROKERS

Other than in respect of the financial advisors to the directors of the Company or any soliciting dealer retained by the Offeror, Parent, the Offeror and the Company represent and warrant to each other that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission, or to the reimbursement of any of its expenses, in connection with the Offer or any similar transaction.

7.3      EXPENSES

Except as provided for in Section 5.4, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee, cost or expense, whether or not the Offer is consummated. The Company agrees that, except as provided for in Section 5.4, the fees, costs and expenses incurred by the Company and any Subsidiaries in connection with this Agreement and the transactions contemplated hereby will not exceed $750,000 in the aggregate.

7.4      PUBLIC STATEMENTS

Parent and the Company agree to make a joint press release with respect to this Agreement and the transactions contemplated herein as soon as practicable after the date hereof. Parent and the Company further agree that, from the date hereof until the earlier of the completion of the Offer and the termination of this Agreement, there will be no public announcement or other disclosure of the transactions contemplated by this Agreement unless they have mutually agreed thereto or unless otherwise required by applicable Law, based on the advice of counsel. The parties acknowledge that this Agreement (and/or a report relating hereto) shall be filed with the Canadian securities regulatory authorities and the United States Securities and Exchange Commission. If either Parent or the Company is required by Law to make a public announcement with respect to the transactions contemplated herein, such party will provide as much notice to the other of them as reasonably possible, including the proposed text of the announcement.

7.5      NOTICES

All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered, or if sent by facsimile transmission, upon confirmation that such transmission has been properly effected, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person. The date of receipt of any such notice or other communication if delivered personally shall be deemed to be the date of delivery thereof, or if sent by facsimile transmission the date of such transmission if sent on a business day, failing which it shall be deemed to have been received on the next business day.

If to Parent or the Offeror:

         Activant Solutions Inc.
         804 Las Cimas Parkway
         Austin, TX 78746

         Phone No.:  512-278-5338
         Fax No.:    512-278-5138

         Attention:  General Counsel
with a copy to:

         Ogilvy Renault
         Suite 3800, P.O. Box 84
         Royal Bank Plaza, South Tower
         Toronto, Ontario
         M5J 2Z4

         Phone No.:  (416) 216-3935
         Fax No.:    (416) 216-3930

         Attention:  Terence S. Dobbin

If to the Company:

         Speedware Corporation
         9999, boulevard Cavendish, #100
         St. Laurent (Quebec)  H4M 2X5

         Phone No.:  (514) 747-7007
         Fax No.:    (514) 747-3380

         Attention:  Chief Financial Officer

With a copy to:

         Lang Michener LLP
         BCE Place
         181 Bay Street, Suite 2500
         P.O. Box 747
         Toronto, ON  M5J 2T7

         Phone No.:  (416) 360-8600
         Fax No.:    (416) 365-1719

         Attention:  Philippe Tardif

Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this Section 7.5.

7.6      CURRENCY

Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in Canadian dollars.

7.7      INTERPRETATION AND AUTHORSHIP

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and articles refer to Sections and articles of this Agreement unless otherwise stated. Unless the context otherwise requires, words used herein importing the singular include the plural and vice versa. Each reference herein to knowledge of a party means, unless otherwise specified, the knowledge of such party's officers following due inquiry. If the date on which any action is required to be taken hereunder by a party is not a business day, such action shall be required to be taken on the next succeeding day which is a business day. The parties hereto agree that the terms and language of this Agreement were the results of negotiations between the Company and Parent and the Offeror and, as a result, there shall be no presumption that any ambiguity in this Agreement shall be resolved against any party to this Agreement.

7.8      SEVERABILITY

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

7.9      REMEDIES

The parties hereto acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party or its representatives and any such breach would cause the non-breaching party irreparable harm. Accordingly, the parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the parties, the non- breaching party will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the parties.

7.10     ENTIRE AGREEMENT, ASSIGNMENT AND GOVERNING LAW

This Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

In the event of any inconsistency between the provisions of this Agreement and the Confidentiality Agreement, the provisions of this Agreement shall prevail.

This Agreement: (a) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder; (b) shall not be assigned by operation of Law or otherwise, except that the Offeror may assign all or any portion of its rights under this Agreement to any affiliate of Parent; and (c) shall be governed in all respects, including validity, interpretation and effect, exclusively by the Laws of the Province of Ontario and the Laws of Canada applicable therein. Each party hereby attorns to the non-exclusive jurisdiction of the courts of Ontario.

The parties hereto have requested that this Agreement and all documents or notices relating thereto be drafted in the English language. Les parties ont exige que la presente convention et tous les documents qui s'y rattachent soient rediges en anglais.

7.11     COUNTERPARTS

This Agreement may be executed in any number of counterparts (by facsimile or otherwise), each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce more than one counterpart.

IN WITNESS WHEREOF the parties have executed this Agreement on the date first written above.


                                          ACTIVANT SOLUTIONS INC.


                                          By:  /s/ A. LAURENCE JONES
                                              ----------------------------------
                                              Name:  A. Laurence Jones
                                              Title: President & CEO

                                          ACTIVANT SOLUTIONS ACQUISITIONCO LTD.


                                          By:  /s/ A. LAWRENCE JONES
                                              ----------------------------------
                                              Name:  A. Lawrence Jones
                                              Title: President


                                          SPEEDWARE CORPORATION INC.


                                          By:  /s/ REID DRURY
                                              ----------------------------------
                                              Name:  Reid Drury
                                              Title: Chairman

                                   SCHEDULE A
                             CONDITIONS OF THE OFFER

The Offeror shall have the right to withdraw the Offer and shall not be required to take up, purchase or pay for, and shall have the right to extend the period of time during which the Offer is open and postpone taking up and paying for, any Shares deposited under the Offer unless all of the following conditions are satisfied or waived by the Offeror at or prior to the Expiry Time:

(a) at the time the Offeror first takes up and pays for the Shares under the Offer, there shall have been validly deposited under the Offer and not withdrawn at least 66 2/3% of the Shares outstanding on a fully diluted basis (the "MINIMUM TENDER CONDITION");

(b) all government or regulatory consents, approvals and expiries of waiting periods required by Law (including, without limitation, those of any stock exchanges or other securities regulatory authorities) shall have been obtained or occurred on terms satisfactory to the Offeror, in its sole discretion, and all applicable statutory or regulatory waiting periods shall have expired or been terminated;

(c) the Directors' Circular shall have disclosed the full particulars of any benefit that any related party of the Company who is an employee, director or consultant of the Company or any Subsidiary is entitled to receive, directly or indirectly, as a consequence of the Offer and the determination of the independent committee of the Board of Directors that the value of the benefit, net of any offsetting costs to such related party, is less than the prescribed amount set out in clause
         (c)(iv)(B)(II) of the definition of "collateral benefit" under Rule 61-501 other than as expressly provided in Section 1.1(a) of the Support Agreement;

(d) the Offeror shall have determined in its sole discretion that no act, action, suit or proceeding shall have been threatened or taken before or by any Governmental Authority (including, without limitation, by any Person) in Canada or elsewhere, whether or not having the force of Law, and no Law shall have been proposed, enacted, promulgated or applied, in either case:

         (i) which has the effect or may have the effect to cease trade, enjoin, prohibit or impose material limitations, damages or conditions on the purchase by or the sale to the Offeror of the Shares or the right of the Offeror to own or exercise full rights of ownership of the Shares; or

         (ii) which has had, or if the Offer were consummated, could be expected to have a Material Adverse Effect; or

         (iii) which would prevent, make uncertain or materially delay the completion of the acquisition by the Offeror of the Shares pursuant to a Subsequent Acquisition Transaction or a Compulsory Acquisition Transaction;

(e) the Offeror shall have determined in its sole discretion that there shall not exist any prohibition at Law against the Offeror making the Offer or taking up and paying for any Shares deposited under the Offer or completing any Compulsory Acquisition Transaction or Subsequent Acquisition Transaction in respect of any Shares not acquired under the Offer;

(f) there shall not have occurred or arisen (or there shall not have been generally disclosed or discovered, if not previously disclosed in writing to and acknowledged by the Offeror) since the execution of this Agreement, any Material Adverse Effect;

(g) there shall not have occurred or arisen since the execution of this Agreement, any change, effect, condition, event, occurrence or state of facts that is, or would reasonably be expected to be (individually or in the aggregate), material and adverse to the business, affairs, operations, capitalization, results of operations, financial condition, rights, assets, prospects or liabilities (including, without limitation, any contingent liabilities that may arise as a result of litigation proceedings initiated or threatened since the execution of this Agreement against Parent or any of its subsidiaries) of Parent and its subsidiaries taken as a whole; provided that, for greater certainty, the termination of any third party financing commitment obtained by Parent in connection with the Offer for any reason other than as a result of the conditions enumerated in this Schedule A not being satisfied or capable of being satisfied, shall not in and of itself be considered to be a change, effect, condition, event, occurrence or state of facts of the nature referred to in this paragraph (g);

(h) at the Expiry Time, all representations and warranties of the Company in this Agreement and of each of the Sellers in the Lock-up Agreement respectively: (i) that are qualified by a reference to Material Adverse Effect shall be true and correct in all respects; and (ii) that are not qualified by a reference to a Material Adverse Effect shall be true and correct in all respects unless the failure to be true or correct (x) has not had or would not reasonably be expected to have, a Material Adverse Effect (and, for this purpose, any reference to "material" or other concepts of materiality in such representations and warranties shall be ignored); or (y) has not impeded or would not reasonably be expected to impede the completion of the Offer, a Compulsory Acquisition, a Subsequent Acquisition Transaction or any other transaction contemplated under this Agreement;

(i)      this Agreement shall not have been terminated;

(j) there shall not have occurred, developed or come into effect or existence any event, action, state, condition or financial occurrence of national or international consequence or any Law, action, inquiry or other occurrence of any nature whatsoever which adversely affects, or may adversely affect, the financial markets in Canada or the United States generally;

(k) all outstanding Options, Warrants or other rights (including rights pursuant to the Stock Option Plans and the Warrant Agreements) or entitlements granted to purchase or otherwise acquire authorized and unissued Shares shall have been exercised in full, or irrevocably released, surrendered, terminated or waived or otherwise dealt with by the holders thereof on terms and conditions satisfactory to the Offeror, in its sole discretion;

(l) the Company shall have observed and performed its covenants in the Agreement in all material respects; and

(m) the Employment and Consulting Agreements shall be in full force and effect without amendments which have not been agreed to by the Offeror.

The foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances (including any action or inaction by the Offeror or any of its affiliates) giving rise to any such condition. The Offeror may, in the Offeror's sole discretion, waive any of the foregoing conditions, in whole or in part, at any time and from time to time, both before and after the Expiry Time, without prejudice to any other rights which the Offeror may have. The failure by the Offeror at any time to exercise any of the foregoing rights will not be deemed to be a waiver of any such right and each such right shall be deemed to be an ongoing right which may be asserted at any time and from time to time.

                                   SCHEDULE B
                         REPRESENTATIONS AND WARRANTIES

1.       ORGANIZATION AND QUALIFICATION

The Company is validly existing under the CBCA and has full corporate power and authority to own its assets and conduct its business as now owned and conducted. The Company is duly qualified to carry on business, and is in good standing, in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect. True and complete copies of the articles and by-laws of the Company have been delivered to Parent and the Company has not taken any action to amend or supersede such documents. All such organizational documents are in full force and effect.

2.       SUBSIDIARIES

The Company does not have any interests in any Person, other than those listed in the Disclosure Schedule (the "SUBSIDIARIES"). None of the Subsidiaries holds, directly or indirectly, any equity interest in, or any options or rights for any equity interest in, any Person, other than in certain circumstances, interests in another Subsidiary. Each of the Subsidiaries is validly existing and in good standing under the Laws of its jurisdiction of incorporation, has full corporate power and authority to own its assets and conduct its business as now owned and conducted by it and, other than as disclosed in the Disclosure Schedule, is duly qualified to carry on business in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect. True and complete copies of the articles and by-laws of each of the Subsidiaries have been made available to Parent and none of the Subsidiaries has taken any action to amend or supersede such documents. All such organizational documents are in full force and effect. Other than as disclosed in the Disclosure Schedule, the Company beneficially owns, directly or indirectly, all of the issued and outstanding securities of each of the Subsidiaries. Other than as disclosed in the Disclosure Schedule, all of the outstanding shares or other equity interests in the capital of each of the Subsidiaries that is a corporation are validly issued, fully-paid and non-assessable and all such shares or other equity interests are owned free and clear of all liens, claims or encumbrances, other than security interests which may have been granted under the Credit Facilities.

3.       COMPLIANCE WITH LAWS AND LICENSES

(a) Other than as disclosed in the Disclosure Schedule, the Company and each of the Subsidiaries has complied with and is in compliance with all applicable Laws, other than such failure to comply as would not have a Material Adverse Effect. Other than as disclosed in the Disclosure Schedule, each of the Company and its Subsidiaries has all licenses, permits, consents, certificates and authorizations, orders or approvals of (as well as bonds and security provided in connection therewith), and has made all required registrations (collectively, "PERMITS AND REGISTRATIONS") with, any Governmental Authority that is required in connection with the ownership of their respective assets or the conduct of their respective operations and each of them has fully complied with and is in compliance with all such Permits and Registrations, except where the failure to have obtained or made such Permit or Registration or to comply therewith would not have a Material Adverse Effect. Each Permit and Registration is valid, subsisting and in good standing. Neither the Company nor any Subsidiary has received any notice, whether written or oral, of the revocation or non-renewal of any Permit or Registration, or of any intention of any Governmental Authority to revoke or refuse to re-new any Permit or Registration and, to the knowledge of the Company, all such Permits and Registrations shall continue to be effective and any required renewals thereof shall be available in order for the Company and the Subsidiaries to continue to conduct their respective businesses as they are currently being conducted and in accordance with the existing plans of the Company and the Subsidiaries. None of the Company or any of the Subsidiaries is in conflict with, or in default under or in violation of its articles or by-laws or equivalent organizational documents.

(b) The Company does not provide any of the services and is not engaged in any of the activities of a business described in Subsection 14.1(5) of the Investment Canada Act (Canada).

(c) As of the financial year ended September 30, 2004, the Company does not have assets in, or revenues in or from, Canada that exceed $50,000,000.

(d) To the Company's knowledge, less than 40% (calculated in accordance with Schedule 14D-1F or Rule 14d-1 under the United States Securities Exchange Act of 1934 as amended (the "EXCHANGE ACT") of the outstanding Shares are held by US holders (as defined in Schedule 14D-1F of the Exchange Act). Assuming that Parent and Offeror comply with the appropriate provisions of Rule 14(d)-1(b) under the Exchange Act, the Company is eligible to file with the United States Securities and Exchange Commission a solicitation/recommendation statement in compliance with Rule 14e-2(c) under the Exchange Act on Schedule 14D-9F. The Company is a foreign private issuer, as that term is defined in Rule 3b-4 of the Exchange Act. The Company is not an investment company registered or required to be registered under the United States Investment Company Act, as amended. The Company does not have a class of securities registered under Section 12 of the Exchange Act.

(e) The Company is a "reporting issuer" in material compliance with all applicable Securities Laws and the Shares are only listed on the TSX.

(f) Polar Capital Corporation is a consultant (as defined in Section 1.1 of Multinational Instrument 45-105) under the Management Services Agreement.

4.       CAPITALIZATION

The authorized share capital of the Company consists of an unlimited number of Shares and an unlimited number of non-voting preferred shares, issuable in series. As at the date hereof: (a) 30,637,383 Shares are issued and outstanding and there are no non-voting preferred shares outstanding, (b) there are outstanding Options to purchase Shares issued under the Stock Option Plans providing for the issuance of 1,835,501 Shares upon the exercise thereof; and
(c) pursuant to the Warrant Agreements there are a maximum of 4,166,667 Shares issuable upon conversion of all outstanding Warrants. The terms of the Options (including exercise prices and vesting thereof) are disclosed in the Disclosure Schedule. The holders of the Options and Warrants are disclosed in the Disclosure Schedule. Except as disclosed above, there are no shares of the Company outstanding and no options, warrants, conversion privileges, calls, puts, repurchase or redemption rights or other rights, agreements, arrangements, commitments or obligations of the

Company or any of the Subsidiaries to, directly or indirectly issue or sell any shares of the Company or of any of the Subsidiaries or securities or obligations of any kind convertible into, exchangeable for or otherwise carrying the right or obligation to acquire any shares of the Company or any of the Subsidiaries, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of the Company or any of the Subsidiaries. All outstanding Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights, and all Shares issuable upon exercise of outstanding Options and the exercise of the Warrants in accordance with their respective terms will be duly authorized and validly issued, fully paid and non-assessable and will not be subject to any pre-emptive rights.

5.       AUTHORITY RELATIVE TO THIS AGREEMENT

The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement (except for obtaining shareholder approval in respect of any Subsequent Acquisition Transaction). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable by Parent or the Offeror against the Company in accordance with its terms, provided that enforcement may be limited by (a) bankruptcy, insolvency and other similar Laws of general application affecting the enforcement of creditors' rights generally, and (b) specific performance, injunctive relief and other equitable remedies may be granted only in the discretion of a court of competent jurisdiction. The execution and delivery by the Company of this Agreement and the performance by it of its obligations hereunder and the completion of the Offer will not: (a) violate, conflict with or result in a breach of any provision of: (i) the constating documents of the Company or any of the Subsidiaries; (ii) except as provided in Section 5(b) below, any agreement, contract, indenture, deed of trust, mortgage, bond, instrument, license, franchise or permit to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound; or (iii) any Law to which the Company or any of the Subsidiaries is subject or by which the Company or any of the Subsidiaries is bound; (b) except as disclosed in the Disclosure Schedule, give rise to any right to notice or of termination, or the acceleration of any indebtedness, under any such agreement, contract, indenture, deed of trust, mortgage, bond, instrument, license, franchise or permit; or (c) except as disclosed in the Disclosure Schedule, give rise to any rights of first refusal or trigger any change in control provisions (including granting a right or licence with respect to any Intellectual Property owned or used by the Company or any Subsidiary to any Person) or any restriction or limitation (including any loss or impairment of Parent or the Offeror's right to own or use any Intellectual Property owned or used by the Company or its Subsidiaries) under any such agreement, contract, indenture, deed of trust, mortgage, bond, instrument, license, franchise or permit, or result in the imposition of any encumbrance, charge or lien upon any of the Company's assets or the assets of any of the Subsidiaries. Other than in connection with or in compliance with the provisions of Securities Laws, no authorization, consent or approval of, or filing with, any Governmental Authority is necessary for the consummation by the Company of its obligations under this Agreement or for the completion of the Offer, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, prevent or materially delay consummation of the transactions contemplated by this Agreement.

6.       OPTIONS AND WARRANTS

As a result of commitments to be obtained by the Company prior to the Mailing Date, all unexercised Options and Warrants shall expire upon the take-up and payment by the Offeror of Shares under the Offer (provided that at such time the Offeror has taken up and paid for at least 662/3% of the Shares on a fully-diluted basis) and the Stock Option Plans shall be terminated for no additional consideration by the Company.

7.       EMPLOYMENT AND CONSULTING AGREEMENTS

Except as disclosed in the Disclosure Schedule, the parties to the Employment and Consulting Agreements do not own or have any other right or interest in any Shares, Options or Warrants.

8.       SHAREHOLDER AND SIMILAR AGREEMENTS

Except as disclosed in the Disclosure Schedule, the Company is not, and to the Company's knowledge no shareholder is, a party to any shareholder, pooling, voting trust, registration rights agreement or other similar agreement or right capable of becoming any of the foregoing relating to the Shares of the Company or the securities of any of the Subsidiaries.

9.       FILINGS

(a) Documents or information filed by the Company under applicable Securities Laws since and including September 30, 2003 to and including the date hereof (the "COMPANY'S PUBLIC DOCUMENTS") (i) complied, in all material respects, with the requirements of such laws; and (ii) did not contain an untrue statement of a material fact relating to the Company and its Subsidiaries and their respective businesses or omit to state a material fact required to be stated therein or necessary to make the statements relating to the Company and its Subsidiaries, in light of the circumstances in which they were made, not misleading. The Company has not filed any confidential material change report with any securities regulatory authority that at the date hereof remains confidential.

(b) The Company will deliver to Parent, as soon as they become available, true and complete copies of any report or statement filed by it with any securities regulatory authorities subsequent to the date hereof. As of their respective dates, such reports and statements (excluding any information therein provided in writing by Parent, as to which the Company makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of Law.

10.      FINANCIAL STATEMENTS

The audited consolidated financial statements of the Company for the financial year ended September 30, 2004, including the notes thereto and the report of the Company's auditors thereon, and the interim financial statements of the Company as at and for the three, six and nine month period(s) ended December 31, 2003, March 31, 2004 and June 30, 2004, all as contained in the Company's Public Documents, were prepared in accordance with generally accepted accounting principles ("GAAP") in Canada applied on a basis consistent with prior periods, except as noted therein, are correct in all material respects, are complete and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Company and the Subsidiaries on a consolidated basis as at the respective dates thereof and the results of operations of the Company and the Subsidiaries on a consolidated basis for the respective periods covered thereby.

11.      RECEIVABLES

The accounts receivable of the Company, except to the extent of the allowance for doubtful accounts set forth in the financial statements, are bona fide receivables, arose out of arms' length transactions in the normal and usual practices of the Company, are recorded correctly on the books and records of the Company, and, other than as disclosed in the Disclosure Schedule, the Company has no reason to believe that such accounts receivable will not be collected in full in the ordinary course of business within the ordinary time frame for such receivables consistent with historical practices of the Company. Such receivables are not subject to any defense, counterclaim or setoff or discounts or credits not reflected in the financial statements, and (a) no facts or circumstances exist which would cause any of such accounts receivable to have to be written down or written off in excess of the allowance for doubtful accounts set forth in the financial statements, and (b) since the date of the Company's most recent balance sheet at September 30, 2004, the Company has not discounted or sold such accounts receivable or any portion thereof.

12.      INTEREST IN PROPERTIES

Except as disclosed in the Disclosure Schedule and for encumbrances that do not individually or in the aggregate have a Material Adverse Effect, the Company and the Subsidiaries have title to, or a valid and subsisting leasehold interest or licence in or to, all assets, properties and rights, including, without limitation, the Intellectual Property which are used in the conduct of their business, free and clear of any claims, security interests, liens, conditions and restrictions or other encumbrances, and constitute all of the assets, properties and rights reasonably required for the conduct of the business of the Company and the Subsidiaries, considered on a consolidated basis, as such business is currently being conducted.

13.      INTELLECTUAL PROPERTY RIGHTS

(a) The Disclosure Schedule contains a complete and accurate list of (i) all of the issued or registered Intellectual Property and all applications therefor (including a designation of the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any such application for issuance or registration of such item of Intellectual Property has been filed), either (A) owned, in whole or in part, by the Company or any Subsidiary (the "REGISTERED INTELLECTUAL PROPERTY"), or (B) validly licensed, in whole or in part, to the Company or any Subsidiary by third parties, excluding software licensed under a shrink-wrap or click-through agreement on commercially reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $10,000 (the "LICENSED INTELLECTUAL PROPERTY"), and (ii) all other Intellectual Property that is unregistered but material to the Company. Copies of material documentation (other than applications therefor) and any material agreements relating to the Registered Intellectual Property and the Licensed Intellectual Property have been made available to Parent.

(b) All necessary registration, maintenance, renewal and other relevant filing fees due through the date hereof in connection with Registered Intellectual Property (other than Registered Intellectual Property which is not material to the Company or its Subsidiaries) have been timely paid, and all necessary documents and certificates in connection with Registered Intellectual Property have been timely filed with the relevant patent, trade-mark, copyright or other relevant authorities in Canada or foreign jurisdictions, as the case may be, for the purpose of maintaining such Registered Intellectual Property, other than such Registered Intellectual Property which the Company has determined (acting reasonably) to have lapsed or expired as disclosed in the Disclosure Schedule.

(c) Other than as disclosed in the Disclosure Schedule, the Company and its Subsidiaries have all right, title and interest in and to, or a valid, binding and continuing license to use, sell and license (as the case may be) and have taken all reasonable commercial efforts to protect, all of the Intellectual Property used, sold, licensed or otherwise commercially exploited by the Company or any of its Subsidiaries in their respective businesses (i) as currently carried on and (ii) after the Effective Time in the same manner as they are currently carried on and currently proposed to be carried on. To the Company's knowledge, no Person is misappropriating or infringing any Intellectual Property owned by or licensed to the Company or any Subsidiary, and no claims have been brought against such Person by the Company or any Subsidiary and, other than as disclosed in the Disclosure Schedule, the Company has not received notice of any such potential infringement. Other than as disclosed in the Disclosure Schedule, all of the Intellectual Property owned or used by the Company and its Subsidiaries is in full force and effect and has not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation, invalidity or unenforceability thereof.

(d) All patents, registered trade-marks, registered service marks and registered copyrights held by the Company or the Subsidiaries are valid and subsisting, and to the knowledge of the Company, there are no outstanding challenges to the validity of any such patents or registrations. The manufacture, use, marketing, licensing, importation, offer for sale or sale of the products or services of the Company or any Subsidiary, and the current and currently proposed business practices and methods of the Company or any Subsidiary, do not infringe or constitute an unauthorized use or misappropriation of any Intellectual Property right of any other Person and, to the knowledge of the Company, do not infringe, constitute an unauthorized use of or violate any other right of any Person (including pursuant to any non-disclosure agreements or obligations to which the Company or any Subsidiary is a party). The services, materials, tools, work products, hardware and Intellectual Property owned, used, practiced, licensed, provided, developed or otherwise commercially exploited by the Company or any Subsidiary, any modifications to customer materials performed by the Company or any Subsidiary or any other resources or items provided to customers by the Company or any Subsidiary do not infringe or constitute an unauthorized use or misappropriation of any Intellectual Property of any other Person and, to the knowledge of the Company, do not infringe, constitute an unauthorized use of or violate any other right of any Person (including pursuant to any non-disclosure agreements or obligations to which the Company or any Subsidiary is a party).

(e) To the knowledge of the Company, all Intellectual Property that the Company or any Subsidiary claims to own was: (i) developed by employees of the Company or its Subsidiaries within the scope of their employment; (ii) developed by independent contractors or consultants who have assigned all of their rights, title and interest in and to such Intellectual Property to the Company or its Subsidiaries pursuant to written agreements; or (iii) otherwise acquired by the Company or its Subsidiaries from a third party who assigned all rights, title and interest in and to such Intellectual Property to the Company or its Subsidiaries pursuant to written agreements; and all of the foregoing have expressly waived any moral rights they may have in such Intellectual Property. To the knowledge of the Company, without limiting the generality of the foregoing, all former and current employees, officers, consultants and contractors of the Company or its Subsidiaries either (i) have been a party to a "work for hire" arrangement or agreement with the Company or its Subsidiaries, in accordance with all applicable Law, that has accorded the Company or its Subsidiaries full, effective, exclusive and original ownership of all tangible or intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favour of the Company or its Subsidiaries as to any claim against the Company or its Subsidiaries in connection with such Person's involvement in the conception and development of the Intellectual Property, and no such claim has been asserted or is threatened.

(f) The Company and its Subsidiaries have taken reasonable steps to protect and preserve the confidentiality of all non-public, proprietary Intellectual Property and information material to the business of the Company and its Subsidiaries ("CONFIDENTIAL INFORMATION"). No Confidential Information has been authorized to be disclosed or, to the knowledge of the Company, has been actually disclosed by the Company or any Subsidiary to any third party other than pursuant to a nondisclosure agreement restricting the disclosure and use of Confidential Information. Each employee, consultant and independent contractor of the Company or its Subsidiaries has entered into a written non-disclosure agreement with the Company or the applicable Subsidiary, other than any such employee, consultant or independent contractor who does not have and has not had access to Confidential Information which may be material to the Company. All use, disclosure or appropriation by the Company and the Subsidiaries of Confidential Information not owned by the Company or any Subsidiary has been pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information, or is otherwise lawful.

(g) To the knowledge of the Company, as of the Effective Time, the Company's and the Subsidiaries' currently licensed and marketed commercially available products, including any customized products, operate and function materially and substantially in accordance with agreed specifications or corresponding end user documentation provided by the Company or its Subsidiaries and in accordance with applicable contractual obligations of the Company and its Subsidiaries.

(h) Except as disclosed in the Disclosure Schedule, (i) none of the Intellectual Property owned or used by the Company or any Subsidiary is, in whole or in part, subject to the provisions of any open source or quasi-open source licence agreement or any other agreement obligating the Company to make source code available to any Person or to publish or place in escrow source code and (ii) no open source code or quasi-open source code is incorporated into any product now or heretofore or currently proposed to be shipped by or on behalf of the Company or any Subsidiary. Except as disclosed in the Disclosure Schedule, neither the Company nor any Subsidiary has licensed any software in source code form to any Person.

(i) To the knowledge of the Company, as of the Effective Time, all of the Company's and the Subsidiaries' currently licensed and marketed commercially available products are and shall be free of any disabling codes, "bombs", "worms", instructions, virus, or any other contaminant that may, or may be used to (i) limit, harm, delay, destroy, damage, delete, interrupt, or interfere with any Person's use thereof or (ii) undertake any unauthorized action concerning any Intellectual Property whatsoever, including any unauthorized use, access, viewing, transmission, modification, deletion or disablement of any Intellectual Property owned or used by the Company or any Subsidiary or any other computer programs, data or Intellectual Property of any other Person.

(j) Except with respect to licenses of commercial off-the-shelf software, and except pursuant to the Material Contracts listed in the Disclosure Schedule, neither the Company nor any Subsidiary is required, obligated, or under any liability whatsoever, to make any payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to any Intellectual Property, or other third party, with respect to the use thereof or in connection with the conduct of the businesses of the Company and its Subsidiaries as currently conducted or currently proposed to be conducted.

(k) To the knowledge of the Company, the Company and its Subsidiaries have an industry-standard privacy or data rights policy available on all of their respective websites and has complied, and is in compliance, with such policy in all material respects. None of the Company and its Subsidiaries has received any notice claiming or alleging that it has not complied with its privacy policy or any Laws governing the operation of such websites, nor does the Company know of any facts or circumstances that would give rise to any such claim or allegation.

14.      ABSENCE OF CERTAIN CHANGES OR EVENTS

Other than as set out in the Disclosure Schedule, since September 30, 2004:

(a) the Company and the Subsidiaries have conducted their respective businesses only in the usual, ordinary and regular course and consistent with past practice;

(b) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise), which has had or is reasonably likely to have a Material Adverse Effect, has incurred;

(c) there has not been any event or occurrence which has had or is reasonably likely to have a Material Adverse Effect;

(d) there has not been any change in the accounting practices used by the Company and the Subsidiaries, other than the change in reporting currency from CDN$ to US$;

(e) there has not been any acquisition, sale, lease or transfer of material assets, properties or rights of the Company or the Subsidiaries, or any contract or agreement entered into with respect to the foregoing by the Company or the Subsidiaries, other than in the usual, ordinary and regular course of business consistent in type and amount with past practice;

(f) neither the Company nor the Subsidiaries has received any notice of termination by or from any third party respecting any Material Contract of the Company or the Subsidiaries, nor has any such contract been terminated, and, to the knowledge of the Company, no such notice of termination, or actual termination, is pending or threatened and neither the Company nor its Subsidiaries has received any notice of or is aware of any request for material changes to the terms or conditions of any Material Contract, including pricing concessions and changes to performance metrics;

(g) there has not been any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, shares or property) in respect of, any of the shares of the Company or any Subsidiary, the securities of which were not at the relevant time wholly-owned by the Company, or a redemption, retirement, acquisition by the Company or any Subsidiary, the securities of which were not at the relevant time wholly-owned by the Company, purchase for cancellation of any of the Company's or such Subsidiary's securities, or any split, reverse split, combination or reclassification of any of the Company's or any of such Subsidiary's shares, or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for securities of the Company;

(h) none of the Company or any of its Subsidiaries has made any grant of credit to any customer or distributor on terms or in amounts more favourable than had been extended to such customer or distributor in the past;

(i) neither the Company nor any Subsidiary has transferred or licensed any rights to any Intellectual Property other than in its usual, ordinary and regular course of business;

(j) except for ordinary course adjustments to compensation arrangements for non-executive employees, there has not been any increase in the salary or similar remuneration payable to any non-executive employees of any of the Company or the Subsidiaries;

(k) there has not been any increase in the salary or similar remuneration payable to any officers or senior or executive officers of the Company or the Subsidiaries;

(l) there has been no act or omission by the Company or the Subsidiaries to take any action that would result in the occurrence of any of the foregoing.

15.      SEVERANCE AND EMPLOYMENT

(a) Except as set out in the Disclosure Schedule, no employee or former employee of the Company or the Subsidiaries is in violation of any term of any consulting agreement, employment contract, patent disclosure agreement or confidentiality agreement, or any restrictive covenant agreement entered into with a previous employee by reason of any such employee being employed by the Company.

(b) Except for contracts listed in the Disclosure Schedule, neither the Company nor any of the Subsidiaries has entered into any written or oral employment, consulting or any other individual compensation agreement, arrangement or understanding which provides for payment by the Company or any Subsidiary on a change of control or severance of employment, other than oral employment contracts which terminate upon reasonable notice in accordance with applicable Law (which contracts do not provide for payments on a change of control). True and complete copies of such contracts and all amendments thereto have been provided to Parent.

(c) Except as disclosed in the Disclosure Schedule, neither the Company nor any of the Subsidiaries is a party to any collective bargaining agreement nor subject to any application for certification and no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent, hold bargaining rights with respect to any of the employees and during the last twelve months there have been no threatened or apparent union-organizing campaigns for employees nor are there any current, pending or threatened strikes, lockouts, work stoppages or slowdowns affecting the Company or any of the Subsidiaries.

(d) The Company and its Subsidiaries are in compliance with all Laws relating to the employment of labour, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" law ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax which may be applicable to the Company or any Subsidiary, except for non-compliance, which would not have a Material Adverse Effect. There has been no "mass layoff" or "plant closing" (as defined by WARN or any similar non-US law) with respect to the Company or any of its Subsidiaries since January 1, 2004.

(e) Except as disclosed in the Disclosure Schedule, no current or former director, officer, employee, agent or consultant (or their respective affiliates) is indebted to the Company or its Subsidiaries and there are no oral or written guarantees provided by the Company or any of its Subsidiaries.

16.      LITIGATION, ETC.

Except as set out in the Disclosure Schedule, there is no claim, action, proceeding, or investigation pending or, to the knowledge of the Company, threatened against or relating to the Company or any of the Subsidiaries or affecting any of their properties, assets or rights (including any claim of infringement, unauthorized use, misappropriation or violation or any claim challenging the ownership, use, validity or enforceability of any Intellectual Property) whether or not before or by any Governmental Authority nor is the Company aware of any existing ground on which any such claim, action, proceeding or investigation might be commenced with any reasonable likelihood of success. Neither the Company nor any of the Subsidiaries is subject to any outstanding order, writ, injunction or decree. To the knowledge of the Company, neither it nor any of its Subsidiaries is the subject of any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any Permit or Registration). There is no claim, action, proceeding or investigation pending or, or to the knowledge of the Company, threatened against the Company or any Subsidiary before any Governmental Authority which, if determined adversely to the Company or any Subsidiary, would delay or prevent the consummation of the Offer and the Company has no knowledge of any existing ground on which such claim, action, suit, proceeding or investigation might be commenced with any reasonable likelihood of success. Details of all outstanding litigation have been provided to Parent and are listed in the Disclosure Schedule.

17.      TAXES

(a) Other than as disclosed in the Disclosure Schedule, the Company and each of the Subsidiaries have duly and in a timely manner filed all Tax Returns required to be filed by each of them on or before the date hereof in the form and the time prescribed by applicable Laws for so doing, and all such Tax Returns are true and complete in all material respects. The Company and each of the Subsidiaries has duly and timely paid all Taxes, including all instalments on account of Taxes for the current year, that are due and payable prior to the date hereof, other than those which are being contested in good faith and in respect of which reserves have been provided in the financial statements of the Company contained in the Company's Public Documents. Since September 30, 2004, the Company and each Subsidiary have not (i) incurred any liability for Taxes, (ii) engaged in any transaction or event which would result in a liability for Taxes, or (iii) realized any income or gain for Tax purposes, other than, in each case, the ordinary course of business. Other than as disclosed in the Disclosure Schedule, adequate provision has been made in accordance with GAAP in the financial statements of the Company contained in the Company's Public Documents for the amount of all Taxes owing by the Company and each of its Subsidiaries that are not yet due and payable and that relate to periods ending on or prior to the Effective Time and where no taxable period ends or is deemed to end on or immediately prior to the Effective Time for all Taxes in respect of any time or event prior to the Effective Time. Other than as disclosed in the Disclosure Schedule, neither the Company nor any of the Subsidiaries has requested any extension of time within which to file any Tax Return or to pay or remit any amount in respect of Taxes. Neither the Company nor any Subsidiary has received any refund of Taxes to which it is not entitled.

(b) Other than as set out in the Disclosure Schedule, there are no actions, suits, audits, proceedings, investigations or claims pending or threatened against the Company or any of the Subsidiaries in respect of Taxes, or any matters under discussion with any Governmental Authority relating to Taxes asserted by any such authority. No event has occurred or circumstances exist which could reasonably be expected to give rise to or serve as a valid basis for the commencement of any such action, suit, audit, investigation or claim. Offeror has received complete copies of (i) all Tax Returns of the Company and its Subsidiaries relating to the taxable periods since December 31, 2000; and (ii) any audit report issued within the last three years relating to any Taxes due from or with respect to the Company or any Subsidiary. All income and capital Tax Returns of the Company and the Subsidiaries for taxation years ending before January 1, 2003 have been assessed by the relevant Governmental Authority.

(c) Neither the Company nor any of the Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations or providing for an extension of time with respect to any Taxes or Tax Returns. There are no liens for Taxes upon any asset of the Company or any of the Subsidiaries except for liens for Taxes not yet due. Neither the Company nor any Subsidiary has entered into any agreement with, or provided any undertaking to, any Person pursuant to which it has assumed liability for the payment of Taxes owing by such Person. Except as disclosed in the Disclosure Schedule, neither the Company nor any Subsidiary has granted to any Person any power of attorney that is currently in force with respect to any Tax matters.

(d) The Company and each of its Subsidiaries have withheld or collected all amounts required to be withheld or collected by them on account of Taxes and have remitted all such amounts to the appropriate Governmental Authority when required by Law to do so.

(e) The Company has at all relevant times been and is a taxable Canadian corporation within the meaning of subsection 89(1) of the Tax Act. The Company has never been required to file any Tax Return with, and has never been liable to pay any Taxes to, any Governmental Authority outside Canada. The Disclosure Schedule lists (i) all types of Taxes paid, and all types of Tax Returns filed by or on behalf of Company or any Subsidiary, and (ii) all of the jurisdictions that impose such Taxes and/or duty to file such Tax Returns. Neither the Company nor any of the Subsidiaries has received a request to file a Tax Return from a Governmental Authority in a jurisdiction where it does not file Tax Returns.

(f) Each of the Company and Speedware Ltee./Ltd is duly registered under subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax and under Division I of Chapter VIII of Title I of the Quebec Sales Tax Act with respect to the Quebec sales tax and the registration numberS with respect to the Company are 10248 4425 RT0001, 1002172832TQ0001,
         respectively, and with respect to Speedware Ltee./Ltd are 10248 4441 RT0001 and 1002468600TQ0001, respectively.

(g) Each Subsidiary that is organized under the Laws of the United States or any political subdivision thereof:

         (i) except as disclosed in the Disclosure Schedule, has never been a member of any affiliated group within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "CODE"), or any comparable or analogous group under state, local or non-United States Law;

         (ii) does not have any contract, agreement, plan or arrangement covering any Person that, individually or collectively, that could give rise to the payment of any amount that would not be deductible by the Offeror or such Subsidiary or their respective affiliates by reason of Section 280G of the Code;

         (iii) is not subject to any private letter ruling of the Internal Revenue Service or comparable rulings of any Governmental Authority;

         (iv) has constituted neither a "distributing corporation" nor a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement;

         (v) has not engaged in any "intercompany transactions" in respect of which gain was and continues to be deferred pursuant to Treasury Regulations Section 1.1502-13 or any analogous or similar provision of Law and does not have any "excess loss accounts" in respect of the stock of any Subsidiary pursuant to Treasury Regulations Section 1.1502-19, or any analogous or similar provision of Law;

         (vi) has disclosed on its United States federal income Tax Returns all positions taken therein that could give rise to substantial understatement of United States federal income tax within the meaning of Section 6662 of the Code;

         (vii) does not have, nor has it ever had, a permanent establishment in any country other than the United States, nor, except as set forth on the Disclosure Schedule, has it engaged in a trade or business in any country other than the United States that subjected it to tax in such country; and

         (viii) is not and has not been within the five-year period ending on the date hereof a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

18.      INSURANCE

The Company has made available to Parent copies of all policies of insurance maintained by the Company or any of the Subsidiaries naming the Company or any of the Subsidiaries as an insured. All policies of insurance shall remain in force and effect and shall not be cancelled or otherwise terminated as a result of transactions contemplated by this Agreement, including the Offer. No material claims have been made under policies of insurance since January 1, 2004 and there is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums payable under such policies of insurance have been paid and the Company and the Subsidiaries are in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policies.

19.      PENSION AND EMPLOYEE BENEFITS

(a) The Disclosure Schedule sets forth a correct and complete list of each Company Benefit Plan and such Disclosure Schedule separately identifies each US Benefit Plan. Except as set forth in the Disclosure Schedule, the Company and the Subsidiaries do not have any Company Benefit Plans. Each Company Benefit Plan complies in all material respects with all applicable Laws and such plans have been administered in compliance with applicable Laws and their terms. Other than as disclosed in the Disclosure Schedule, there have been no promised improvements, increases or changes to any Company Benefit Plan.

(b) Each US Benefit Plan that is intended to qualify for tax-favored treatment under the Code is so qualified, and any trusts intended to be exempt from federal income taxation under Section 501 of the Code is so exempt. Nothing has occurred with respect to the operation of the US Benefit Plan that could reasonably be expected to cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

(c) Except as disclosed in the Disclosure Schedule, none of the Company Benefit Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except, with respect to the US Benefit Plans, as may be required under the Consolidate Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and at the expense of the participant or the participant's beneficiary.

(d) The Company and the Subsidiaries have no, and within the last six years have not had any, defined benefit plans, including any retirement plans subject to Title IV of ERISA or any multiemployer plans within the meaning of Section 3(37) of ERISA.

(e) All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Company Benefit Plan have been paid or remitted in a timely fashion in accordance with its terms and all Laws, and no Taxes, penalties or fees are owing or exigible under any Company Benefit Plan.

(f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (except pursuant to severance and change of control payments as disclosed in the Disclosure Schedule) will (i) result in any payment becoming due to any employee; (ii) increase any benefits otherwise payable under any Company Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits other than as required by applicable Law.

(g) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or other arrangement that, individually or collectively, could give rise to the payment of any amount which would not be deductible by reason of Section 162(m) or Section 280G of the Code or would give rise to an excise Tax pursuant to Section 4999 of the Code.

20.      ENVIRONMENTAL

(a) The Company and the Subsidiaries have not caused or permitted nor has there been any release, emission, spill or discharge, in violation of any Environmental Laws, of any Hazardous Substances on, in, around, to, from or in connection with the Leased Real Property or any real property formerly owned, operated or leased by the Company or the Subsidiaries.

(b) None of the Leased Real Property (i) has during the time occupied by the Company or the Subsidiaries or, to the knowledge of the Company, at any time prior to that, been used as a waste disposal site or as a licensed or unlicensed landfill, or (ii) has during the time occupied by the Company or the Subsidiaries had asbestos-containing materials, PCBs, radioactive substances or aboveground or underground storage systems, active or abandoned, located on, at or under them except as disclosed in the Disclosure Schedule.

(c) To the knowledge of the Company, there are no current facts, circumstances or conditions arising out of or relating to the operations or ownership of the Company or the Subsidiaries, or of real property currently or, to the knowledge of the Company, previously owned or leased by the Company or the Subsidiaries that would reasonably be expected to result in the Company or the Subsidiaries incurring material liabilities under Environmental Laws.

21.      ABSENCE OF CERTAIN LIABILITIES

Except as disclosed in the Disclosure Schedule, the Company and the Subsidiaries, considered on a consolidated basis, do not have any liabilities of any nature, whether accrued, absolute, fixed, contingent or otherwise, whether due or to become due and required to be recorded or reflected on a consolidated balance sheet of the Company under GAAP, except: (a) as reflected or reserved against or disclosed in the Company's balance sheet as at the financial year ended September 30, 2004 included in the Company's Public Documents, (b) liabilities incurred since September 30, 2004 that: (i) have been incurred in the ordinary course of business consistent with past practice and (ii) have not had and are not to have, individually or in the aggregate, a Material Adverse Effect; (iii) and which do not violate, in any respect, any covenants contained in this Agreement or constitute a breach of any representation or warranty made in or pursuant to this Agreement. No amount is outstanding under the Credit Facilities.

22.      BOOKS AND RECORDS

The books, records and accounts of the Company (a) have been maintained in accordance with applicable Law; (b) have been maintained in accordance with good business practices on a basis consistent with prior years; and (c) fairly, correctly and accurately set out, record and disclose (i) the financial position of the Company and the Subsidiaries and (ii) all material financial transactions relating to each of their businesses. The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances of (a), (b) and (c) above and to permit preparation of financial statements in conformity with GAAP.

23.      MATERIAL CONTRACTS

(a) Each Material Contract of the Company or the Subsidiaries is in full force and effect and there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default, an event of default or would trigger a right to notice or terminate thereunder.

(b) The Company and any Subsidiary has not violated or breached any of the terms or conditions of any Material Contract, and, to the knowledge of the Company, all the covenants to be performed by any other party thereto have been fully performed. Neither the Company nor any Subsidiary is a party to any Material Contract which it does not have the capacity to perform, including the necessary personnel, equipment, products and supplies.

(c) The Company has made available to Parent and Offeror a true and complete copy of all Material Contracts. A list of all Material Contracts of the Company and its Subsidiaries are identified in the Disclosure Schedule.

(d) Except as disclosed in the Disclosure Schedule, there are no minimum non-cancellable commitments on any vendor contracts entered into by the Company or its Subsidiaries.

24.      RESTRICTIONS ON BUSINESS ACTIVITIES

There is no judgment, injunction, order or decree binding upon the Company or any of the Subsidiaries which has or could reasonably be expected to have the effect of restricting, prohibiting or materially impairing:

(a) any current or currently proposed business practice of the Company or any of the Subsidiaries (including the right to use any Intellectual Property owned or used by the Company or any Subsidiary);

(b) the Company or any of its Subsidiaries from carrying on its business with any customer or within any geographic region;

(c) any acquisition or disposition of property by the Company or any of the Subsidiaries; or

(d) the conduct of business by the Company or any of the Subsidiaries as currently conducted or as currently proposed to be conducted by the Company or any of the Subsidiaries.

25.      FAIRNESS OPINION

The Company has received an opinion from its financial advisor, that, as of the date hereof, the Offer is fair, from a financial point of view, to Shareholders, which opinion shall be included in the Directors' Circular.

26.      INTERESTED PARTY TRANSACTIONS

Except as disclosed in the Disclosure Schedule, neither the Company nor any of the Subsidiaries is indebted to any current or former director, officer, employee, agent or consultant of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses). No current or former director, officer, employee, agent or consultant of the Company or any of the Subsidiaries is a party to any contract, arrangement or understanding or other transactions required to be disclosed pursuant to applicable Laws.

27.      LEASED REAL PROPERTY

Neither the Company nor any of its Subsidiaries owns any Real Property. The Disclosure Schedule lists all Real Property leased or subleased to the Company or any of its Subsidiaries as of the date of this Agreement (the "LEASED REAL PROPERTY"). Neither the Company nor any of its Subsidiaries uses any Real Property other than the Leased Real Property. The Company has delivered to Parent true, correct and complete copies of the leases and subleases (as amended to date) and other agreements for occupancy, including all amendments, extensions and other modifications thereto as of the date of this Agreement with respect to each Leased Real Property (each, a "REAL PROPERTY LEASE" and, collectively, the "REAL PROPERTY LEASES"). Each Real Property Lease is legal, valid, binding and enforceable, and in full force and effect, provided that enforcement may be limited by bankruptcy, insolvency and other similar Laws of general application affecting the enforcement of creditors' rights generally, specific performance, injunctive relief and other equitable remedies may be granted only in the discretion of a court of competent jurisdiction. There does not exist under any Real Property Lease any event of default or event or condition that, after notice or lapse of time or both, would constitute a default, violation, breach or event of default thereunder on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto. Neither the Company nor any of its Subsidiaries, as applicable, has assigned, transferred, conveyed, mortgaged, subleased, deeded in trust or encumbered any of its interest in any of the Real Property Leases.

28.      CANCELLATION OF CONTRACTS

Since September 30, 2004, there has been no termination or cancellation of, and no adverse modification or change in, the business relationship with any customer or group of customers which individually or in the aggregate provided more than 5% of the Company's revenue (based on the audited financial statements of the Company for the period ended September 30, 2004).

29.      NO JOINT VENTURE INTERESTS, ETC.

Neither the Company nor any of the Subsidiaries is a partner, beneficiary, trustee, co-tenant, joint-venturer or otherwise a participant in any partnership, trust, joint venture, co-tenancy or similar jointly owned business undertaking and neither the Company nor any of the Subsidiaries has significant investment interests in any business owned or controlled by any third party.

30.      RIGHTS PLAN

The Company has no shareholder rights plan or similar plan contemplated to be put in place by the Company.

31.      FULL DISCLOSURE

The Company has provided to Parent information, including financial, marketing, sales and operational information, on a historical basis, relating to the Company and the Subsidiaries. All such information which has been provided to Parent is true and correct and no material facts have been omitted from that information which would make such information misleading at the time that it was provided.

32.      SEVERANCE AGREEMENTS

Each of Mr. Gutman, Mr. Cristiano and Mr. Lurie has entered into the severance and non-competition agreements with the Company, in the form attached as Schedule F annexed hereto (the "SEVERANCE AGREEMENTS").

33.      MANAGEMENT TERMINATION AGREEMENT

Polar Capital Corporation has entered into a termination and non-competition agreement with the Company with respect to the Management Services Agreement in the form attached as Schedule G annexed hereto (the "MANAGEMENT TERMINATION AGREEMENT").

34.      PRELUDE

(a) The Prelude Agreement has been amended in the form attached as Schedule H annexed hereto (the "AMENDED PRELUDE AGREEMENT").

(b) Don A. Webb has entered into an amending agreement with Prelude Systems, Inc. ("PRELUDE") with respect to the Webb Employment Agreement in the form attached as Schedule I annexed hereto (the "WEBB AMENDING AGREEMENT").

(c) The Undertaking Agreement has been terminated through the entering into of a terminating agreement in the form attached as Schedule J annexed hereto (the "UNDERTAKING TERMINATION AGREEMENT").

(d) Don A. Webb has entered into an amending agreement with Speedware USA Inc. and Lang Michener LLP with respect to the Share Pledge and Escrow Agreement in the form attached as Schedule K (the "PLEDGE AMENDING AGREEMENT").

(e) Except as disclosed in the Disclosure Schedule, the Company is not aware of any pending indemnification claims or matters for which indemnification may be sought by the Company or Speedware USA Inc. or other pending disputes under the Prelude Agreement.

                                   SCHEDULE C
                                   DEFINITIONS


(a)      "ACQUISITION PROPOSAL" has the meaning ascribed thereto in Subsection
         5.2(a);

(b)      "AGREEMENT" means this support agreement and all the Schedules hereto;

(c) "AMENDED PRELUDE AGREEMENT" has the meaning ascribed thereto in paragraph 34(a) of Schedule B;

(d) "ANDERSON CHANGE OF CONTROL AGREEMENT" means the change of control and non-competition agreement and acknowledgement dated as of January 24, 2005 between Cary Anderson and ECS (in the form attached as Schedule L annexed hereto);

(e) "AUTHORIZATIONS" means, with respect to any Person, any order, permit, approval, consent, waiver, licence or similar authorization of any Governmental Authority having jurisdiction over the Person;

(f)      "BASE PREMIUM" has the meaning ascribed thereto in Section 5.8;

(g)      "BENEFIT DETERMINATION" has the meaning ascribed in Subsection 1.1(a);

(h)      "BID CIRCULAR" has the meaning ascribed thereto in Section 1.1(c);

(i)      "BOARD OF DIRECTORS" has the meaning ascribed thereto in Recital 2;

(j) "BUSINESS DAY" means any day, other than a Saturday or Sunday, on which banks are open for business in Toronto, Ontario and Dallas, Texas;

(k)      "CBCA" has the meaning ascribed thereto in Section 1.5;

(l)      "COBRA" has the meaning ascribed thereto in paragraph 19(c) of Schedule
         B;

(m) "CODE" has the meaning ascribed thereto in paragraph 17(g)(i) of Schedule B;

(n)      "COMPANY" has the meaning ascribed thereto in the preamble;

(o) "COMPANY BENEFIT PLANS" means all employee benefit plans (including "employee benefit plans" within the meaning of Section 3(3) of ERISA), and all loans to employees, equity or equity-based compensation, stock purchase, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, life insurance or accident insurance, bonus, pension, profit sharing, savings, deferred compensation, incentive, change in control, retention and educational assistance plans, or similar programs or arrangements, to which the Company or any Subsidiaries have any obligations, contingent or otherwise. "COMPANY BENEFIT PLAN" means any such plan;

(p) "COMPANY'S PUBLIC DOCUMENTS" has the meaning ascribed thereto in paragraph 9 of Schedule B;

(q)      "COMPULSORY ACQUISITION" has the meaning ascribed thereto in Section
         1.5;

(r) "CONDITIONAL OPTION EXERCISE" has the meaning ascribed thereto in Subsection 1.8(a);

(s) "CONDITIONAL WARRANT EXERCISE" has the meaning ascribed thereto in Subsection 1.8(a);

(t) "CONFIDENTIAL INFORMATION" has the meaning ascribed thereto in paragraph 13(f) of Schedule B;

(u) "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement entered into between the Company and Parent;

(v)      "CONTRACTS" means the contracts listed in Schedule M;

(w)      "COVERAGE PERIOD" has the meaning ascribed thereto in Section 5.8;

(x) "CREDIT FACILITIES" means the existing credit facilities of the Company or any of its Subsidiaries, being the $1.5 million demand operating facility that Speedware Ltd. has with the Royal Bank of Canada;

(y)      "DIRECTORS CIRCULAR" has the meaning ascribed thereto in Subsection
         1.2(b);

(z) "DISCLOSURE SCHEDULE" means the written disclosure letter addressed to the Offeror and Parent dated the date hereof and delivered to Parent
         (i) in draft form two business days prior to the date hereof; and (ii) in final form contemporaneously with the delivery of this Agreement;

(aa)     "ECS" means Enterprise Computer Systems, Inc.;

(bb)     "EFFECTIVE TIME" has the meaning ascribed thereto in Section 4.1;

(cc) "EMPLOYMENT AND CONSULTING AGREEMENTS" means the Severance Agreements, the Management Termination Agreement, the Webb Agreements, the Twining Amending Agreement, the Waters Change of Control Agreement and the Anderson Change of Control Agreement;

(dd) "ENVIRONMENTAL LAWS" means all Laws relating to the protection of the environment or natural resources, occupational health and safety, or the use, storage, disposal, discharge, packaging, transport, handling, containment, clean-up or other remediation or corrective action of any Hazardous Substances, in each case, as in effect on the date hereof;

(ee) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and any rules or regulations promulgated thereunder;

(ff)     "ESCROW HOLDCO CLOSING" has the meaning ascribed thereto in Section
         1.7;

(gg) "EXCHANGE ACT" has the meaning ascribed thereto in Subsection 3(d) of Schedule B;

(hh)     "EXISTING D&O POLICY" has the meaning ascribed thereto in Section 5.8;

(ii)     "EXPIRY TIME" has the meaning ascribed thereto in Subsection 1.1(f);

(jj)     "FAIRNESS OPINION" has the meaning ascribed thereto in Subsection
         1.1(a);

(kk)     "GAAP" has the meaning ascribed thereto in paragraph 10 of Schedule B;

(ll) "GOVERNMENTAL AUTHORITY" means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court, board, tribunal, dispute settlement panel or body or other Law, rule or regulation-making entity:

         (i) having or purporting to have jurisdiction on behalf of any nation, province, state or other geographic or political subdivision thereof; or

         (ii) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

(mm) "HAZARDOUS SUBSTANCES" means all pollutants, contaminants, wastes of any nature, chemicals, deleterious substances, hazardous material, toxic or hazardous wastes or any other substance, (including asbestos, asbestos containing materials, mould, microbial organisms or substances related thereto), matter or material regulated by or under Environmental Laws;

(nn)     "HOLDCO" has the meaning ascribed thereto in Section 1.7;

(oo)     "HOLDCO AGREEMENT" has the meaning ascribed thereto in Section 1.7;

(pp)     "HOLDCO ELECTION" has the meaning ascribed thereto in Section 1.7;

(qq)     "HOLDCO SHARES" has the meaning ascribed thereto in Section 1.7;

(rr)     "HOLDCO SHAREHOLDERS" has the meaning ascribed thereto in Section 1.7;

(ss) "INTELLECTUAL PROPERTY" means all proprietary rights and intellectual property of any kind, and related priority rights, whether protected, created or arising under the Laws of Canada or any other jurisdiction or under any international convention, including:

         (i) copyrights and registrations and applications therefor in any original works, moral rights, and all rights in any works of authorship not subject to copyright, including, without limitation, so-called "look and feel", design elements, ordering of content, graphic user interface, ideas or concepts, software, programs or applications (in both source code and object form code), algorithms, databases and data collections, documentation, technical manuals, compilers, interpreters and tangible or intangible proprietary information or material;

         (ii) trade-marks and service marks and registrations and applications therefor (including both registered and unregistered trade-marks and service marks), designs, logos, indicia, distinguishing guises, trade dress, trade or brand names, business names, any other source or business identifiers including domain names, and all goodwill associated with the foregoing;

         (iii) trade secrets, confidential information and know-how, innovations, discoveries, concepts, ideas, processes, technology, licences, sub-licences, formulas, reports and studies, data, research designs, research results, records and notes, prototypes, drawings, product designs and/or specifications, maskworks, net lists, schematics, inventions (whether or not patentable), invention records, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals;

         (iv) patents and utility models and applications therefore and all provisionals, re-issuances, continuations, continuations-in-part, divisions, revisions, extensions, renewals, substitutions and re-examinations thereof and all equivalent or similar rights anywhere in the world in inventions and discoveries including invention disclosures; and

         (v)      contractual rights having equivalent effect.

(tt)     "LATEST MAILING DATE" has the meaning ascribed thereto in Subsection
         1.1(c);

(uu) "LAWS" means applicable Laws (including common law), statutes, by-laws, rules, regulations, directives, instructions, orders, ordinances, protocols, codes, guidelines, treaties, policies, notices, directions, decrees, judgments, awards or requirements, in each case of any Governmental Authority;

(vv) "LEASED REAL PROPERTY" has the meaning ascribed thereto in paragraph 27 of Schedule B;

(ww) "LETTER OF INTENT" means the letter of intent dated December 6, 2004 of Parent, accepted and agreed to by the Company on December 6, 2004;

(xx) "LICENSED INTELLECTUAL PROPERTY" has the meaning ascribed in Subsection 13(a) of Schedule B;

(yy)     "LOCK-UP AGREEMENT" has the meaning ascribed thereto in Recital 3;

(zz) "MADE AVAILABLE" means made available by the Company or any of its Subsidiaries in any of the Company's datarooms set up for Parent in respect of the transactions contemplated under this Agreement and for which the information it relates to has been identified by the Company in the applicable dataroom index provided to Parent prior to the date hereof;

(aaa)    "MAILING DATE" has the meaning ascribed thereto in Subsection 1.1(f);

(bbb) "MANAGEMENT SERVICES AGREEMENT" means the consulting agreement between Polar Capital Corporation and the Company dated April 24, 2002, as amended by a letter agreement dated December 1, 2004;

(ccc) "MANAGEMENT TERMINATION AGREEMENT" has the meaning ascribed to it in paragraph 33 of Schedule B;

(ddd)    "MATCH PERIOD" has the meaning ascribed thereto in Section 5.3(a);

(eee) "MATERIAL ADVERSE EFFECT" means any change, effect, condition, event, occurrence or state of facts that is, or would reasonably be expected to be (individually or in the aggregate), material and adverse to the business, affairs, operations, capitalization, results of operations, financial condition, rights, assets, prospects or liabilities (including, without limitation, any contingent liabilities that may arise through outstanding, pending or threatened litigation) of the Company and its Subsidiaries taken as a whole;

(fff) "MATERIAL CONTRACT" means any contract of the Company or any Subsidiary that is, or would reasonably be expected to be, material to the business, affairs, operations, assets, prospects, condition (financial or otherwise), or liabilities of the Company and its Subsidiaries taken as a whole, including (i) any customer contract which provided for, in the year ended September 30, 2004, or is expected to provide for, in the year ending September 30, 2005, at least U.S.$100,000 of revenue to the Company or any Subsidiary in such year; (ii) any supplier or vendor contract which, in the year ended September 30, 2004, provided for or is expected to provide for, in the year ending September 30, 2005, at least U.S.$100,000 of expenditure by the Company or any Subsidiary in any such year; (iii) any other contract which is not expected to terminate within one year from the date of this Agreement, but excluding each such contract which is not, or would not be expected to be material to the business, affairs, operations, assets, prospects, condition (financial or otherwise) or liabilities of the Company and its Subsidiaries taken as a whole; (iv) any grant by or on behalf of the Company or any Subsidiary to a Person of any right to use any Intellectual Property owned by or licensed to the Company or any Subsidiary, whether by licence, sub-licence, agreement, consent, permission or otherwise, but excluding each such grant which is not, or would not be expected to be material to the business, affairs, operations, assets, prospects, condition (financial or otherwise) or liabilities of the Company and its Subsidiaries taken as a whole; (v) any grant to the Company or any Subsidiary of a right to use any third party Intellectual Property, whether by licence, sub-licence, agreement, consent, permission or otherwise, but excluding each such grant which is not, or would not be expected to be material to the business, affairs, operations, assets, prospects, condition (financial or otherwise) or liabilities of the Company and its Subsidiaries taken as a whole; (vi) any agreement that limits or restricts the ability of the Company or any Subsidiaries to use any of the Intellectual Property owned or used by the Company or any Subsidiary; (vii) any agreement that limits or restricts the ability of the Company or any Subsidiary to compete in any geographic area or line of business with any Person or restricts the Persons to whom the Company or any Subsidiary may sell products or deliver services; (viii) any loan or credit agreement, mortgage, indenture, note or other contract or instrument evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or any contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by the Company or any of its Subsidiaries; (ix) any contract that restricts the ability of the Company or any Subsidiary to acquire or dispose of property; (x) consulting agreements; (xi) indemnification contracts (including contracts that contain an agreement by the Company or any Subsidiary to indemnify any other Person against any claim of infringement or misappropriation of any Intellectual Property); (xii) any mortgage, pledge, security agreement, deed of trust, or other contract granting a lien or encumbrance on any material assets or property of the Company or its Subsidiaries; (xiii) financial derivatives master agreement or confirmation, or futures account opening agreements and/or brokerage statements, evidencing financial hedging or similar trading activities.

(ggg) "MINIMUM TENDER CONDITION" has the meaning ascribed thereto in paragraph (a) of Schedule A;

(hhh)    "OFFER" has the meaning ascribed thereto in Section 1.1(b);

(iii)    "OFFEROR" has the meaning ascribed thereto in the preamble;

(jjj)    "OPTIONS" has the meaning ascribed thereto in Recital 1;

(kkk)    "PARENT" has the meaning ascribed thereto in the preamble;

(lll)    "PARENT'S KNOWLEDGE" has the meaning ascribed thereto in Section 2.5;

(mmm) "PLEDGE AMENDING AGREEMENT" has the meaning ascribed thereto in paragraph 34(d) of Schedule B;

(nnn) "PERMITS AND REGISTRATIONS" has the meaning ascribed thereto in Section 3(a) of Schedule B;

(ooo) "PERSON" means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Government Authority, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

(ppp)    "POLICY PERIOD" has the meaning ascribed thereto in Section 5.8;

(qqq) "POLICY Q-27" means the Regulation entitled Policy Statement No. Q-27 -- "Protection of Minority Securityholders in the Course of Certain Transactions" of the l'Agence nationale d'encadrement du secteur financier (also known as l'Autorite des marches financiers), as the same may be amended;

(rrr) "PRELUDE" has the meaning ascribed thereto in paragraph 34(b) of Schedule B;

(sss) "PRELUDE AGREEMENT" means the share purchase agreement dated as of July 1, 2004 between Speedware USA Inc., the Company, Prelude, Don A. Webb, Thomas P. Drake, and the Prelude Vendors pursuant to which Speedware USA Inc. acquired all of the shares in the capital of Prelude;

(ttt) "PRELUDE VENDORS" means collectively, the Webb Family Partnership, Ltd., David Williamson, David Klendshoj, Gregory Rogers, Jeff Arledge, Kyle Erwin, George E. James, John N. Clark, Richard D. Nikolaev, Donald
         W. Powell and Steven P. Beckett;

(uuu) "REAL PROPERTY" means the immoveable property now or formerly owned or leased by the Company and/or the Subsidiaries;

(vvv) "REAL PROPERTY LEASE" has the meaning ascribed thereto in paragraph 27 of Schedule B;

(www) "RECONCILED FINANCIAL STATEMENTS" has the meaning ascribed thereto in Subsection 5.6(b);

(xxx) "REGISTERED INTELLECTUAL PROPERTY" has the meaning ascribed thereto in paragraph 13(a) of Schedule B;

(yyy) "RULE 61-501" means Ontario Securities Commission Rule 61-501 -- Insider Bids, Issuer Bids, Going Private Transactions and Related Party Transactions, as the same may be amended;

(zzz)    "SECTION 5.3 NOTICE" has the meaning ascribed thereto in Subsection
         5.3(a);

(aaaa) "SECURITIES LAWS" means the CBCA, all applicable Canadian provincial and territorial securities Laws and all applicable United States federal securities Laws and the applicable "blue sky" or securities Laws of the states of the United States;

(bbbb)   "SELLERS" has the meaning ascribed thereto in Recital 3;

(cccc) "SEVERANCE AGREEMENTS" has the meaning ascribed thereto in paragraph 32 of Schedule B;

(dddd) "SHARE PLEDGE AND ESCROW AGREEMENT" means the share pledge and escrow agreement dated as of July 1, 2004 among Speedware USA Inc., Don A. Webb and Lang Michener LLP;

(eeee)   "SHAREHOLDERS" has the meaning ascribed hereto in Recital 2;

(ffff)   "SHARES" has the meaning ascribed thereto in Recital 1;

(gggg)   "STOCK OPTION PLANS" has the meaning ascribed thereto in Recital 1;

(hhhh) "SUBSEQUENT ACQUISITION TRANSACTION" has the meaning ascribed thereto in Section 1.5;

(iiii) "SUBSIDIARIES" has the meaning ascribed thereto in paragraph 2 of Schedule B;

(jjjj)   "SUPERIOR PROPOSAL" has the meaning ascribed thereto in Subsection
         5.2(a);

(kkkk)   "TAKE-UP DATE" has the meaning ascribed thereto in Subsection 1.8(a);

(llll)   "TAX ACT" means the Income Tax Act (Canada);

(mmmm) "TAX RETURN" means all Tax returns, reports, elections and other filings with respect to Taxes;

(nnnn) "TAXES" means any taxes, charges, fees, levies or other assessments, including all net income, gross income, capital taxes, gross receipt taxes, premiums, sales and use, goods and services, harmonized sales, employer health, ad valorem, transfer, gains, profits, windfall profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, license, stamp, custom duties, alternative or add-on minimum taxes, employment, disability, payroll, Canada or Quebec Pension Plan premiums, severance or withholding taxes, or other withholding obligations, social security premiums, workers' compensation premiums, employment insurance or compensation premiums, other taxes or similar charges of any kind whatsoever imposed by any Governmental Authority or taxing authority (domestic or foreign) or for which such entity is responsible and includes instalments of Taxes and any interest, fines and penalties on or additions to any such taxes or in respect of a failure to comply with any requirement relating to any Tax Return;

(oooo)   "TSX" has the meaning ascribed thereto in Subsection 4.1(h);

(pppp) "TWINING AMENDING AGREEMENT" means the amending agreement and acknowledgement dated as of January 24, 2005 between James V. Twining, ECS and the Company which amended the employment and non-competition agreement dated as of April 17, 2003 between James V. Twining, ECS and the Company (in the form attached as Schedule N annexed hereto);

(qqqq) "UNDERTAKING AGREEMENT" means the undertaking agreement dated July 1, 2004 by and among Don A. Webb, Thomas P. Drake, Prelude, Speedware USA Inc. and the Company;

(rrrr) "UNDERTAKING TERMINATION AGREEMENT" has the meaning ascribed thereto in paragraph 34(c) of Schedule B;

(ssss) "US BENEFIT PLAN" means any Company Benefit Plan maintained primarily for the benefit of employees situated in the United States;

(tttt)   "WARN" has the meaning ascribed thereto in paragraph 15(d) of Schedule
         B;

(uuuu) "WARRANT AGREEMENTS" means the warrant certificates W-1 to W-9 each dated April 24, 2002 issued by the Company, pursuant to which the holders thereof are entitled to exercise 1,388,889 Warrants at an exercise price of $1.00 per warrant, 1,388,889 Warrants at an exercise price of $1.50 per warrant and 1,388,889 Warrants at an exercise price of $2.00 per warrant;

(vvvv) "WARRANTS" means the 4,166,667 Share purchase warrants issued by the Company pursuant to the Warrant Agreements;

(wwww) "WATERS CHANGE OF CONTROL AGREEMENT" means the change of control and non-competition agreement and acknowledgement dated as of January 23, 2005 between Daniel Waters and ECS (in the form attached as Schedule O annexed hereto);

(xxxx) "WEBB AGREEMENTS" means the Amended Prelude Agreement, the Webb Amending Agreement, the Undertaking Termination Agreement and the Pledge Amending Agreement;

(yyyy) "WEBB AMENDING AGREEMENT" has the meaning ascribed thereto in paragraph 34(b) of Schedule B; and

(zzzz) "WEBB EMPLOYMENT AGREEMENT" means the employment agreement dated as of October 15, 2003 between Don A. Webb and Prelude, as amended by an amending agreement dated July 19, 2004.

                                   SCHEDULE D



                           Polar Enterprise Partners Inc.

                           Polar Enterprise Partners Limited Partnership

                           Polar Capital Corporation

                           Polar Capital Investments Inc.

                           Reid Drury

                           Steve Mulherin

                           3188353 Canada Ltd.

                           Ian Farquharson

                           3188361 Canada Ltd.

                           Jean Pierre Theoret

                           Richard Vaughan

                           Andrew Gutman

                           Nick Cristiano

                           James Yeates

                           David Lurie

                                   SCHEDULE E



                  PROVISIONS TO BE INCLUDED IN HOLDCO AGREEMENT

1.       REPRESENTATIONS AND WARRANTIES OF HOLDCO AND THE HOLDCO SHAREHOLDERS

         Holdco and each of the Holdco Shareholders hereby jointly and severally represent and warrant to the Offeror as follows and hereby acknowledge and confirm that the Offeror is relying on such representations and warranties in connection with the purchase by the Offeror of the Holdco Shares:

(a) the Shares which are being tendered to the Offer have been held directly since o, 2005 by Holdco;

(b) the execution and delivery of this Holdco Agreement by the Holdco Shareholders and Holdco and the completion by the Holdco Shareholders and Holdco of the transactions contemplated hereby:

         (i) will not conflict with, result in the breach of or constitute a default under the articles, by-laws or resolutions of Holdco or any agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment, whether written or oral (a "Contract") to which the Holdco Shareholders or Holdco is a party; and

         (ii) do not and will not violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree binding upon the Holdco Shareholders or Holdco;

(c) each of the Holdco Shareholders and Holdco is a resident of Canada for the purposes of the Tax Act or if any Holdco Shareholder is not a resident of Canada for such purposes, either: (i) such Holdco Shareholder has provided a certificate pursuant to subsection 116(2) of the Tax Act in respect of the sale by such Holdco Shareholder of the Holdco Shares being tendered to the Offer by such Holdco Shareholder with a certificate limit that is not less than the value of the consideration payable by the Offeror to such Holdco Shareholder pursuant to the Offer; or (ii) such Holdco Shareholder acknowledges that the Offeror shall be permitted to withhold from the amount payable to such Holdco Shareholder pursuant to the Offer any amount required to be remitted by the Offeror pursuant to subsection 116(5) of the Tax Act or pursuant to applicable tax laws of any other jurisdiction;

(d) this Holdco Agreement has been duly executed and delivered by each of the Holdco Shareholders and Holdco and is a valid and binding obligation of each of the Holdco Shareholders and Holdco enforceable against each of the Holdco Shareholders and Holdco in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and provided that equitable remedies will only be awarded in the discretion of a court of competent jurisdiction;

(e) all of the Holdco Shares are registered in the name of, and beneficially owned by, not more than five Holdco Shareholders free and clear of all liens, charges, encumbrances, adverse interests, claims and equities (collectively, "Liens");

(f) no person has any agreement, warrant or option or any right capable of becoming an agreement, warrant or option for the purchase from any of the Holdco Shareholders of any of the Holdco Shares or from Holdco of any shares or other securities of Holdco or of any of the Shares held by Holdco;

(g) the Holdco Shares are validly issued and outstanding as fully paid and non-assessable shares in the capital of Holdco and no other shares of Holdco have been issued or are outstanding;

(h) Holdco is a corporation duly incorporated on or after January 1, 2005 and duly organized and validly existing under the CBCA;

(i) Holdco is the beneficial and registered holder of [INSERT NUMBER] Shares (the "Subject Shares") all of which are held by Holdco free and clear of all Liens;

(j) since incorporation the sole activity of Holdco has been the acquisition and ownership of the Subject Shares;

(k) Holdco owns or holds no property or assets or any interests therein of any nature or kind whatsoever other than the Subject Shares and Holdco carries on no business of any kind whatever;

(l) Holdco holds the Subject Shares as capital property for purposes of the Tax Act;

(m) Holdco has no obligations, indebtedness or liabilities (whether actual or contingent) of any nature or kind to any person, including without limitation any liabilities in respect of income, corporate, capital, goods and services, sales, excise or any other Canadian federal, provincial, local or foreign taxes, duties or imposts of any nature or kind whatsoever, or in respect of any judgments, orders, fines, penalties, awards or decrees of any court, tribunal or governmental, administrative or regulatory department, commission, board, bureau, agency or instrumentality, domestic or foreign;

(n) Holdco has no subsidiaries and is not bound by any agreement or arrangement to acquire or lease in any manner any shares or assets of any nature or kind whatsoever;

(o) Holdco has no employees and its directors and officers receive no remuneration or compensation from Holdco;

(p) Holdco is not a party to any agreement of any nature or kind whatsoever except for the agreement with the Holdco Shareholder pursuant to which Holdco acquired the Subject Shares (a true and complete copy of which has been provided to the Offeror);

(q) there are no claims, investigations, actions, suits or proceedings pending or threatened against or affecting the Holdco Shareholder, whether at law or in equity or before or by any federal, provincial, municipal or other governmental or administrative or regulatory department, commission, board, tribunal, bureau, agency or instrumentality, domestic or foreign, that would adversely affect in any manner the ability of the Holdco Shareholder to enter into this Holdco Agreement and perform its obligations hereunder;

(r) there are no claims, investigations, actions, suits or proceedings pending or threatened against or affecting Holdco, whether at law or in equity or before or by any federal, provincial, municipal or other governmental or administrative or regulatory department, commission, board, tribunal, bureau, agency or instrumentality, domestic or foreign;

(s) Holdco has duly and timely paid all taxes which are or have been due and payable by it and duly and timely filed all tax returns required to be filed with the appropriate taxing or other governmental authority;

(t) Holdco is in full compliance with all laws, rules or regulations to which Holdco or the Subject Shares may be subject;

(u) the books and records of Holdco fairly and correctly set out and disclose in all respects, in accordance with generally accepted accounting principles in Canada consistently applied, the financial position of Holdco as of the date hereof and all financial and other transactions of Holdco have been accurately recorded in such books and records;

(v) the corporate records and minute books of Holdco contain complete and accurate minutes of all meetings of the directors and shareholders of Holdco held since its incorporation and all such meetings were duly called and held and the share certificate books, register of shareholders, register of transfers and register of directors and officers of Holdco are complete and accurate;

(w) the Holdco Shareholders acknowledge that where there is more than one Holdco Shareholder, no Holdco Shareholder shall be entitled to withdraw any Holdco Shares tendered to the Offer unless the notice of withdrawal is duly executed by all of the Holdco Shareholders and such Holdco Shares are otherwise withdrawn in compliance with all provisions of the Offer relating to withdrawals.

2.       COVENANTS

(a) Holdco Documents. The Holdco Shareholder and Holdco shall forthwith make available to the Offeror and its authorized representatives all minute books, share certificate books, share registers, books of account, accounting records, corporate documents and all other books or records, documents, tax elections, information or data relating to Holdco (collectively the "Holdco Documents"). At the Escrow Holdco Closing, all of the Holdco Documents shall be delivered to the Offeror by Holdco Shareholder and Holdco, together with the resignations of all of the directors and officers of Holdco.

(b) Tax Returns. The Holdco Shareholder shall prepare and file, at its own cost and expense, all tax returns of Holdco in respect of all periods ending on or prior to the date the purchase and sale of the Holdco Shares becomes effective, subject to the Offeror's rights to approve all such returns as to form and substance.

3.       INDEMNIFICATION

(a) Obligations to Indemnify. The Holdco Shareholder agrees to indemnify and save harmless, on an after-tax basis, the Offeror and Parent from all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) (collectively "Losses") suffered or incurred by the Offeror as a result of or arising directly or indirectly out of or in connection with any breach by the Holdco Shareholder or Holdco of any representation, warranty, obligation or covenant of the Holdco Shareholder or Holdco contained in this Holdco Agreement. The Offeror agrees to indemnify and save harmless, on an after-tax basis, Holdco Shareholder from all Losses suffered or incurred by the Holdco Shareholder as a result of or arising directly or indirectly out of or in connection with any breach by the Offeror of any representation, warranty, obligation or covenant of the Offeror contained in this Holdco Agreement.

(b) Notice of Claim. In the event that a party (the "Indemnified Party") shall become aware of any claim, proceeding or other matter (a "Claim") in respect of which another party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Holdco Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known. If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting directly from the Indemnified Party's failure to give such notice on a timely basis.

(c) Direct Claims. With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 30 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 30-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to binding arbitration in accordance with the Arbitration Act, 1991 (Ontario).

(d) Third Party Claims. With respect to any Third Party Claim, the Indemnified Party shall have the exclusive right, at the expense of the Indemnifying Party, to contest, settle or pay the amount claimed and to retain counsel and other experts or advisers selected by the Indemnified Party in its sole discretion in connection therewith; provided, however, that the Indemnified Party shall not settle any Third Party Claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the Indemnifying Party shall remain liable for the settlement amount even if any such consent is not obtained for any reason. If the Indemnified Party elects to assume such control, the Indemnifying Party shall have the right, at its sole expense, to participate in the negotiation, settlement or defence of such

         Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any person (a "Third Party") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.

(e) Payment and Cooperation. The Indemnifying Party shall pay to the Indemnified Party all amounts for which the Indemnifying Party is liable pursuant to this section promptly after the Indemnified Party incurs the Loss in respect of which such liability arises. The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

4.       SURVIVAL

The representations, warranties and covenants of the Holdco Shareholders shall survive the sale of the Holdco Shares to the Offeror.

                                   SCHEDULE F

                                  See attached.

                                   SCHEDULE G

                                  See attached.

                                   SCHEDULE H

                                  See attached.

                                   SCHEDULE I

                                  See attached.

                                   SCHEDULE J

                                  See attached.

                                   SCHEDULE K

                                  See attached.

                                   SCHEDULE L

                                  See attached.

                                   SCHEDULE M



Reseller Agreement between Optio Software, Inc. and Prelude dated August 13,
1998

IBM Independent Software Vendor (ISV) Agreement between the Company and IBM Corporation dated June 1, 2001

                                   SCHEDULE N

                                  See attached.

                                   SCHEDULE O

                                  See attached.